UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
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WRIGHT MEDICAL GROUP, INC.
(Name of Registrant as Specified in Its Charter)
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Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com

NOTICE OF
2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2010

To Our Stockholders:

The 2010 Annual Meeting of Stockholders of Wright Medical Group, Inc. will be held at the River Inn of Harbor Town, located at 50 Harbor Town Square, Memphis, Tennessee, on May 13, 2010, beginning at 8:00 a.m. (Central Time). At the meeting, our stockholders will vote on the following proposals to:

1. Elect directors to serve on our Board of Directors for a term of one year;

2.	Approve an amendment to our 2009 Equity Incentive Plan to increase by 700,000 the number of shares of our common stock available for awards thereunder;

3.	Approve the material terms of our 2010 Executive Performance Incentive Plan for the purpose of enabling us to fully deduct for tax purposes compensation paid thereunder; and

4. Ratify the selection of KPMG LLP as our independent auditor for 2010.

Stockholders also will transact any other business that properly comes before the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THE PROPOSALS.

Only stockholders of record at the close of business on March 22, 2010, are entitled to receive notice of, and to vote at, the meeting and any postponement or adjournment thereof. A list of such stockholders will be available for inspection by any stockholder at the office of our legal counsel, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 165 Madison Avenue, 22nd Floor, Memphis, Tennessee, during ordinary business hours beginning May 1, 2010, as well as at the River Inn of Harbor Town during the meeting on May 13, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 13, 2010. The Proxy Statement and 2009 Annual Report are available at www.wmt.com/proxy.

YOUR VOTE IS IMPORTANT.  REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

By Order of our Board of Directors,

Thomas L. McAllister
Secretary

April 15, 2010

ii

Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com

PROXY STATEMENT
FOR
2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2010

This Proxy Statement is being furnished in connection with the solicitation of proxies by Wright Medical Group, Inc., on behalf of our Board of Directors, for use at the 2010 Annual Meeting of Stockholders and any postponement or adjournment thereof. The meeting will be held at the River Inn of Harbor Town, located at 50 Harbor Town Square, Memphis, Tennessee, on May 13, 2010, beginning at 8:00 a.m. (Central Time).

At the meeting, our stockholders will vote on proposals to (1) elect directors to serve on our Board of Directors for a term of one year, (2) approve an amendment to our 2009 Equity Incentive Plan to increase by 700,000 the number of shares of our common stock available for awards thereunder, (3) approve the material terms of our 2010 Executive Performance Incentive Plan, and (4) ratify the selection of KPMG LLP as our independent auditor for 2010. The proposals are set forth in the accompanying Notice of 2010 Annual Meeting of Stockholders and are described in more detail in this Proxy Statement. Stockholders also will transact any other business, not known or determined at the time of this proxy solicitation, that properly comes before the meeting, although our Board of Directors knows of no such other business to be presented.

When you submit your proxy, by either voting by telephone or executing and returning the enclosed proxy card, you will authorize the proxy holders — Gary D. Henley, our President and Chief Executive Officer; Lance A. Berry, our Senior Vice President and Chief Financial Officer; and Thomas L. McAllister, our Assistant General Counsel and Secretary — to represent you and vote your shares of our common stock on these proposals at the meeting in accordance with your instructions. These persons also will have discretionary authority to vote your shares on any other business that properly comes before the meeting. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponement or adjournment of the meeting.

Our 2009 Annual Report, which includes our audited consolidated financial statements, accompanies this Proxy Statement. Although the 2009 Annual Report is being distributed with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated herein by reference.

We will provide, without charge, a copy of our annual report on Form 10-K for the year ended December 31, 2009, to our stockholders upon request. All stockholder requests should be sent to the Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.

This Proxy Statement and the accompanying materials are first being sent or given to our stockholders on or about April 15, 2010.

YOUR VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE OR COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

INFORMATION ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, our stockholders will vote on the following proposals to:

1.	Elect directors to serve on our Board of Directors for a term of one year;

2.	Approve an amendment to our 2009 Equity Incentive Plan to increase by 700,000 the number of shares of our common stock available for awards thereunder;

3.	Approve the material terms of our 2010 Executive Performance Incentive Plan for the purpose of enabling us to fully deduct for tax purposes compensation paid thereunder; and

4.	Ratify the selection of KPMG LLP as our independent auditor for 2010.

In addition, our management may report on our performance during 2009 and will respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 22, 2010. Only stockholders of record at the close of business on March 22, 2010, are entitled to receive notice of the meeting and to vote at the meeting the shares of our common stock that they held on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 22, 2010, there were 38,804,774 outstanding shares of common stock.

Am I entitled to vote if my shares are held in “street name”?

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, such entity, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, it will nevertheless be entitled to vote your shares on “discretionary” items but will not be permitted to do so on “non-discretionary” items. Proposal 1 (election of directors), Proposal 2 (approval of an amendment to our 2009 Equity Incentive Plan) and Proposal 3 (approval of the material terms of our 2010 Executive Performance Incentive Plan) are non-discretionary items for which a nominee will not have discretion to vote in the absence of voting instructions from you. However, Proposal 4 (ratification of the selection of the independent auditor) is an item on which your nominee will be entitled to vote your shares even in the absence of instructions from you.

How many shares must be present to conduct business at the meeting?

A quorum must be present at the meeting before conducting any business. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date of March 22, 2010, will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting.

How do I vote my shares?

If you are a registered stockholder, you may vote by telephone.  If you are a registered stockholder (i.e., your shares are held in your own name), you may vote by telephone by following the instructions included on the proxy card. You do not need to return your proxy card if you vote by telephone.

If your shares are held in “street name,” you may be eligible to provide voting instructions to your nominee by telephone or on the Internet.  If you are a beneficial owner of shares held in “street name” (i.e., your shares are held in the name of a brokerage firm, bank, or other nominee), you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through Broadridge Investor Communications Solutions (Broadridge) that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the Broadridge program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you. You do not need to return your proxy card if you provide voting instructions to your nominee by telephone or on the Internet.

You may vote by mail.  If you are a registered stockholder, you may vote by properly completing, signing, dating, and returning the accompanying proxy card. The enclosed postage-paid envelope requires no additional postage if it is mailed in the United States or Canada. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

You may vote in person at the meeting.  If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares.

Can I change my vote after I submit my proxy?

Yes, you can revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by voting again by telephone, because only your latest telephone vote will be counted; (2) by properly completing, signing, dating, and returning another proxy card with a later date; (3) if you are a registered stockholder, by voting in person at the meeting; (4) if you are a registered stockholder, by giving written notice of such revocation to our Corporate Secretary prior to or at the meeting; or (5) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank, or other nominee that holds your shares. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to our Corporate Secretary before the polls are closed.

Who will count the votes?

American Stock Transfer & Trust Company (AST), the registrar and transfer agent for our common stock, will tabulate and certify the stockholder votes submitted by proxy. A representative of AST will serve as the inspector of election at the meeting.

How does our Board of Directors recommend that I vote on the proposals?

Our Board of Directors recommends that you vote:

1.	FOR the election of the director nominees to serve on our Board of Directors for a term of one year;

2.	FOR the approval of an amendment to our 2009 Equity Incentive Plan to increase by 700,000 the number of shares of our common stock available for awards thereunder;

3.	FOR the approval of the material terms of our 2010 Executive Performance Incentive Plan for the purpose of enabling us to fully deduct for tax purposes compensation paid thereunder; and

4.	FOR the ratification of the selection of KPMG LLP as our independent auditor for 2010.

What happens if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted FOR each of the proposals.

Will any other business be conducted at the meeting?

As of the date hereof, our Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required for action to be taken on each proposal?

Election of Directors.  The director nominees will be elected to serve on our Board of Directors for a term of one year if they receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. This means that the director nominees will be elected if they receive more votes than any other person at the meeting. If you vote to “Withhold Authority” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

Approval of an Amendment to Our 2009 Equity Incentive Plan.  The Amendment to our 2009 Equity Incentive Plan will be approved if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

Approval of the Material Terms of Our 2010 Executive Performance Incentive Plan.  The material terms of our 2010 Executive Performance Incentive Plan will be approved if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

Ratification of Selection of Independent Auditor.  The selection of KPMG LLP as our independent auditor for 2010 will be ratified if a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter are voted in favor of the proposal.

How will abstentions be treated?

You do not have the option of abstaining from voting on Proposal 1 (election of directors), but you may abstain from voting on Proposal 2 (approval of an amendment to our 2009 Equity Incentive Plan), Proposal 3 (approval of the material terms of our 2010 Executive Performance Incentive Plan), and Proposal 4 (ratification of the selection of the independent auditor). With respect to Proposal 1, because the directors are elected by a plurality vote, an abstention will have no effect on the outcome of the vote and, therefore, is not offered as a voting option on the proposal. In the case of an abstention on Proposal 2, Proposal 3, or Proposal 4, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. Because your shares would be voted but not in favor of Proposal 2, Proposal 3, or Proposal 4, your abstention would have the same effect as a negative vote in determining the outcome of the vote on the proposal.

How will broker non-votes be treated?

A “broker non-vote” occurs when a brokerage firm, bank, or other nominee does not vote shares that it holds in “street name” on behalf of a beneficial owner, because the beneficial owner has not provided voting instructions to the nominee with respect to a non-discretionary item. Proposal 1 (election of directors), Proposal 2 (approval of an amendment to our 2009 Equity Incentive Plan) and Proposal 3 (approval of the material terms of our 2010 Executive Performance Incentive Plan) are non-discretionary items for which a nominee will not have discretion to vote in the absence of voting instructions from the beneficial owner. Proposal 4 (ratification of the selection of the independent auditor), on the other hand, is a discretionary item for which a nominee will have discretion to vote even without voting instructions from the beneficial owner. Accordingly, it is possible for there to be broker non-votes with respect to Proposals 1, Proposal 2, and Proposal 3 but there will not be broker non-votes with regard to Proposal 4. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposal 1, Proposal 2, and Proposal 3.

STOCK OWNERSHIP

Directors, Executive Officers, and Other Stockholders

The following table provides information about the beneficial ownership of our common stock as of February 28, 2010, by each of our directors, each of our executive officers named in the “Summary Compensation Information” table in this Proxy Statement, all of our directors and executive officers as a group, and each person known to our management to be the beneficial owner of more than 5% of the outstanding shares of common stock.

		Percentage
	Number of Shares	of Shares
Name of Beneficial Owner	Beneficially Owned(1, 2, 3)	Outstanding(4)

Directors and Executive Officers:
Gary D. Henley	436,601	1.12%
Lance A. Berry	154,762	*
John K. Bakewell(5)	8,043	*
William L. Griffin, Jr.	62,258	*
Edward A. Steiger	36,863	*
Frank S. Bono	72,679	*
Gary D. Blackford	23,435	*
Carmen L. Diersen	6,790	*
Martin J. Emerson	43,265	*
Lawrence W. Hamilton	25,765	*
John L. Miclot	25,765	*
Amy S. Paul	13,435	*
Robert J. Quillinan	25,765	*
David D. Stevens	60,765	*
All directors and executive officers as a group (15 persons)	1,156,864	2.93%
Other Stockholders:
FMR LLC(6) 82 Devonshire Street Boston, MA 02109	3,381,287	8.72%
T. Rowe Price Associates, Inc.(7) 100 East Pratt Street Baltimore, MD 21202	3,055,300	7.88%
Wellington Management Company, LLP(8) 75 State Street Boston, MA 02109	2,646,029	6.83%
Neuberger Berman Group LLC(9) 605 Third Avenue New York, NY 10158	2,410,034	6.22%
Kornitzer Capital Management, Inc.(10) 5420 West 61st Place Shawnee Mission, KS 66205	2,376,480	6.13%
BlackRock, Inc.(11) 40 East 52nd Street New York, NY 10022	2,269,102	5.85%
Wells Fargo & Company(12) 420 Montgomery Street San Francisco, CA 94163	2,261,810	5.83%

*	Less than 1% of the outstanding shares of common stock.

(1)	A person’s beneficial ownership of common stock is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (SEC). Except as indicated elsewhere in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting power and sole investment power with respect to the shares of common stock that they beneficially own.

(2)	The shares of common stock shown in the table include the following numbers of shares that the indicated persons have the right to acquire as of February 28, 2010, or within sixty days thereafter (i.e., April 29, 2010), upon the exercise of options granted by us: Mr. Henley — 337,500 shares; Mr. Berry — 115,451 shares; Mr. Bakewell — 0 shares; Mr. Griffin — 25,000 shares; Mr. Steiger — 12,500 shares; Mr. Bono — 41,000 shares; Mr. Blackford — 3,750 shares; Ms. Diersen — 0 shares; Mr. Emerson — 35,000 shares; Mr. Hamilton — 17,500 shares; Mr. Miclot — 17,500 shares; Ms. Paul — 3,750 shares; Mr. Quillinan — 17,500 shares; Mr. Stevens — 52,500 shares; and all directors and executive officers as a group — 786,488 shares.

(3)	The shares of common stock shown in the table include the following numbers of shares of restricted stock for which the indicated persons have sole voting power, but not sole investment power: Mr. Henley — 90,644 shares; Mr. Berry — 36,604 shares; Mr. Bakewell — 0 shares; Mr. Griffin — 34,544 shares; Mr. Steiger — 23,363 shares; Mr. Bono — 31,470 shares; Mr. Blackford — 8,614 shares; Ms. Diersen — 6,790 shares; Mr. Emerson — 5,400 shares; Mr. Hamilton — 5,400 shares; Mr. Miclot — 5,400 shares; Ms. Paul — 8,614 shares; Mr. Quillinan — 5,400 shares; Mr. Stevens — 5,400 shares; and all directors and executive officers as a group — 307,791 shares.

(4)	The percentage of outstanding shares of common stock beneficially owned by each person is calculated based on the 38,764,321 outstanding shares of common stock as of February 28, 2010, plus the shares of common stock that such person has the right to acquire as of such date or within sixty days thereafter (i.e., April 29, 2010) upon the exercise of options granted by us.

(5)	Mr. Bakewell resigned from his position as our Executive Vice President and Chief Financial Officer effective December 11, 2009.

(6)	Pursuant to an amendment to Schedule 13G filed by FMR LLC (FMR) with the SEC on February 16, 2010, Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR and an investment advisor, is the beneficial owner of 3,381,287 shares of common stock, as a result of acting as an investment advisor to various investment companies. Edward C. Johnson 3d (Johnson), chairman of FMR, and FMR, through its control of Fidelity and the Fidelity Funds, each has sole power to dispose of 3,381,287 shares of common stock owned by the Fidelity Funds. Members of the Johnson family are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR. Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Notwithstanding the power to vote shares owned directly by Fidelity Funds, FMR reports that it has sole voting power with respect to 2,400 shares of common stock in the amended Schedule 13G.

(7)	Pursuant to a Schedule 13G filed by T. Rowe Price Associates, Inc. (Price Associates) with the SEC on February 11, 2010, Price Associates, in its capacity as investment advisor, beneficially owns 3,055,300 shares of common stock. Price Associates has sole voting power with respect to 318,700 shares and shared investment power with respect to 3,055,300 shares.

(8)	Pursuant to a Schedule 13G filed by Wellington Management Company, LLP (Wellington) with the SEC on February 12, 2010, Wellington, in its capacity as investment advisor, beneficially owns 2,646,029 shares of common stock, which are held of record by clients of Wellington. Wellington has shared voting power with respect to 1,612,729 shares and shared investment power with respect to 2,646,029 shares.

(9)	Pursuant to an amendment to Schedule 13G jointly filed by Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds (Neuberger) with the SEC on February 16, 2010, Neuberger Berman Group LLC, and Neuberger Berman Management LLC serve as sub-advisor and investment manager, respectively, of Neuberger Berman Group LLC’s various registered mutual funds which hold such shares of common stock in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer. The holdings of Neuberger Berman Fixed Income LLC and NB Alternative Fund Management LLC, affiliates of Neuberger Berman LLC, are also aggregated to comprise the reported holdings of shares of common stock. Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and certain affiliated persons directly own no shares of common stock. As investment advisors, certain affiliated persons that are controlled by Neuberger Berman Group LLC have investment and voting powers with respect to the shares of common stock held. Neuberger has shared voting power with respect to 1,926,534 shares and shared investment power with respect to 2,410,034 shares.

(10)	Pursuant to a Schedule 13G filed by Kornitzer Capital Management, Inc. (KCM) with the SEC on January 22, 2010, KCM, in its capacity as investment advisor, beneficially owns 2,376,480 shares of common stock. KCM has sole voting power with respect to 2,376,480 shares, sole investment power with respect to 2,315,026 shares and shared dispositive power with respect to 61,454 shares.

(11)	Pursuant to an amendment to Schedule 13G filed by BlackRock, Inc. (BlackRock) with the SEC on January 29, 2010, BlackRock completed its acquisition of Barclays Global Investors, NA and certain of its affiliates (collectively, BGI Entities) on December 1, 2009. BlackRock and its subsidiaries (including the BGI Entities), in the subsidiaries’ capacity as investment advisors, beneficially own 2,269,102 shares of common stock. BlackRock has sole voting power with respect to 2,269,102 shares and sole investment power with respect to 2,269,102 shares.

(12)	Pursuant to a Schedule 13G filed by Wells Fargo & Company (Wells Fargo) with the SEC on January 29, 2009, Wells Fargo and its subsidiaries, in the subsidiaries’ respective capacities as investment advisors, banks and a broker dealer, beneficially own 2,261,810 shares of common stock. Wells Fargo has sole voting power with respect to 2,132,556 shares, sole investment power with respect to 2,233,122 shares, and shared investment power with respect to 25,688 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers and the beneficial owners of more than 10% of the our registered equity securities (the reporting persons) file with the SEC initial reports of, and subsequent reports of changes in, their beneficial ownership of our equity securities. The reporting persons are required to furnish copies of all such Section 16(a) reports to us. Based solely on our review of the copies of such Section 16(a) reports and written representations from certain reporting persons furnished to us, we believe that the reporting persons complied with all applicable Section 16(a) filing requirements during 2009.

BOARD OF DIRECTORS

General

Our Board of Directors currently consists of nine directors. Our directors are David D. Stevens (chairman), Gary D. Blackford, Carmen L. Diersen, Martin J. Emerson, Lawrence W. Hamilton, Gary D. Henley, John L. Miclot, Amy S. Paul, and Robert J. Quillinan. The directors are elected at each annual meeting of stockholders and serve for a term of one year until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification, or removal from office. Each of our directors except Ms. Diersen was elected by our stockholders at the 2009 annual meeting of stockholders. Ms. Diersen was appointed by our Board of Directors on November 12, 2009.

Director Independence

It is the policy of our Board of Directors that a majority of the directors be independent as defined in the listing standards of the Nasdaq Stock Market (Nasdaq). Our Board of Directors has determined that eight directors — Gary D. Blackford, Carmen L. Diersen, Martin J. Emerson, Lawrence W. Hamilton, John L. Miclot, Amy S. Paul, Robert J. Quillinan, and David D. Stevens — are independent as defined in Nasdaq’s listing standards.

Board Leadership Structure

Our Board of Directors has chosen to separate the Chief Executive Officer and Board Chairman positions. Our Board of Directors is led by an independent Chairman, David D. Stevens. Our Chief Executive Officer, Gary D. Henley, is the only member of our Board of Directors who is not an independent director as defined in the listing standards of Nasdaq. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to our Board of Directors and strengthens our Board of Directors’ independence from management. In addition, separating these roles allows Mr. Henley to focus his efforts on managing our business, while our Board of Directors benefits from Mr. Henley’s experience, expertise, and judgment.

Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks to us, and ensures that appropriate risk mitigation strategies are implemented by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

Under our Audit Committee’s charter, our Audit Committee discuses with management and the independent auditor our major financial risk exposures and the steps that management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines.

Our management is responsible for day-to-day risk management. Our finance and accounting, legal, and compliance areas serve as the primary monitoring and testing function for company-wide policies and procedures, and manage the day-to-day oversight of our risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance, and reporting levels.

The other committees of our Board of Directors also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing us.

Meetings Attended by Directors

Our Board of Directors holds meetings on a quarterly basis and on other occasions as necessary or appropriate. Our Board of Directors met six times in 2009. Our Board of Directors has three standing committees — the Audit

Committee, the Compensation Committee, and the Nominating, Compliance and Governance Committee. The Audit Committee, the Compensation Committee, and the Nominating, Compliance and Governance Committee met five, eight, and five times, respectively, in 2009. During the time period he or she served, each director attended 100% of the total number of meetings of our Board of Directors and its committees on which he or she served in 2009.

Our independent directors have regularly scheduled meetings at which only they are present. Our independent directors met four times in 2009. Pursuant to our Corporate Governance Principles, the chairman of our Nominating, Compliance and Governance Committee or another independent director selected by a majority of the independent directors presides at these meetings.

Our directors are encouraged to attend our annual meeting of stockholders absent exceptional cause. Seven of our eight directors who were serving at the time attended the 2009 annual meeting of stockholders.

Board of Directors Committees

Our Board of Directors delegates certain of its functions to its standing Audit Committee, Compensation Committee, and Nominating, Compliance and Governance Committee. Information regarding the responsibilities of these committees and their members is provided below.

Audit Committee.  The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. In this role, the Audit Committee monitors and oversees the integrity of our financial statements and related disclosures, the qualifications, independence, and performance of our independent auditor, the performance of our internal auditing function, and our compliance with applicable legal requirements and our business conduct policies. The Audit Committee has a written charter, which was revised by our Board of Directors on April 21, 2005. A copy of the charter is posted on our website at http://www.wmt.com/Corporate/Audit_Committee_Charter_Revise_April_21_2005.pdf. The information on our website, however, is not a part of this Proxy Statement. The Audit Committee is composed of three directors who are appointed by our Board of Directors upon the recommendation of the Nominating, Compliance and Governance Committee. The members of the Audit Committee are Robert J. Quillinan (chairman), Gary D. Blackford, and Martin J. Emerson, all of whom are independent as defined in Nasdaq’s listing standards and meet the independence criteria set forth in the SEC’s rules. Our Board of Directors has determined that each member of the Audit Committee is an audit committee financial expert as defined in the SEC’s regulations. The report of the Audit Committee appears on page 12 of this Proxy Statement.

Compensation Committee.  The Compensation Committee oversees our compensation and benefit programs, including director compensation, executive compensation, equity compensation, incentive compensation, selection and retention of key management, and succession planning. The Compensation Committee has a written charter, which was revised by our Board of Directors on October 23, 2006 and amended on July 27, 2009. A copy of the charter is posted on our website at http://www.wmt.com/Corporate/Compensation_Committee_Charter_07272009.pdf. The information on our website, however, is not a part of this Proxy Statement. The Compensation Committee is composed of three directors who are appointed by our Board of Directors upon the recommendation of the Nominating, Compliance and Governance Committee. The members of the Compensation Committee are Lawrence W. Hamilton (chairman), Martin J. Emerson, and David D. Stevens, all of whom are independent as defined in Nasdaq’s listing standards and meet the independence criteria set forth in the SEC’s rules. The report of the Compensation Committee appears beginning on page 13 of this Proxy Statement.

Nominating, Compliance and Governance Committee.  The Nominating, Compliance and Governance Committee oversees our corporate compliance and governance processes. In this role, the Nominating, Compliance and Governance Committee identifies and recommends individuals qualified to become a member of our Board of Directors, makes recommendations regarding the establishment and membership of the committees of our Board of Directors, develops and reviews corporate governance principles applicable to us, and leads the annual review of the performance of our Board of Directors and its committees. The Nominating, Compliance and Governance Committee has a written charter, which was revised by our Board of Directors on October 27, 2009. A copy of the charter is posted on our website at http://www.wmt.com/Corporate/Corporate_Governance_Committee_CharterV6.pdf. The information on our website, however, is not a part of this Proxy Statement. The Nominating,

Compliance and Governance Committee is composed of three directors who are appointed by our Board of Directors. The members of the Nominating, Compliance and Governance Committee are John L. Miclot (chairman), Carmen L. Diersen, and Amy S. Paul, all of whom are independent as defined in Nasdaq’s listing standards and meet the independence criteria set forth in the SEC’s rules. During 2009, Lawrence W. Hamilton served on the Nominating, Compliance and Governance Committee and met the independence requirements of the Nasdaq’s listing standards and the SEC’s rules.

Director Nominations

Our Board of Directors will consider all potential candidates for nomination by our Board of Directors for election as directors who are recommended by our stockholders, directors, officers, and employees. All director recommendations must be made in accordance with the provisions of Article II, Section 5 of our bylaws, which sets forth requirements concerning the information about the candidate to be provided and the timing for the submission of the recommendations. All director recommendations should be sent to the Nominating, Compliance and Governance Committee, c/o Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. The Nominating, Compliance and Governance Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Nominating, Compliance and Governance Committee’s review typically will be based on the written materials provided with respect to a potential director candidate. The Nominating, Compliance and Governance Committee will evaluate and determine whether a potential candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

Our Board of Directors and the Nominating, Compliance and Governance Committee believe that our Board of Directors, as a whole, should possess a diverse combination of perspectives, expertise, and experience necessary to oversee our current and future needs. Our Board of Directors has adopted the following series of minimum qualifications and specific qualities and skills for our directors, which will serve as the basis upon which potential director candidates are evaluated by the Nominating, Compliance and Governance Committee:

•	Directors should possess the highest personal and professional ethics, integrity, and values.

•	Directors should have an inquisitive and objective perspective, practical wisdom, and mature judgment.

•	Directors should have expertise and experience at policy-making levels in areas that are relevant to our business.

•	Directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of our business.

•	Directors should be committed to representing the long-term interests of our stockholders.

•	Directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on our Board of Directors for an extended period of time.

•	Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

•	Directors, who also serve as the chief executive officer, chief operating officer, or chief financial officer of another public company should not serve on more than two boards of public companies in addition to our Board of Directors, and other directors should not serve on more than four boards of public companies in addition to our Board of Directors.

In making our determinations regarding director nominees, our Board of Directors will consider whether a potential candidate has previously served as our director. Our Board of Directors does not believe, however, that directors should expect to be automatically renominated on an annual basis. Instead, the annual self-assessment of the performance of our Board of Directors and its committees is an important determinant of director tenure.

Each current director and candidate for reelection in Proposal 1 (election of directors) brings a strong and unique set of experience, qualifications, attributes and skills in a wide variety of areas, including board service, executive management, sales, marketing and international business. Set forth below are the specific experience, qualifications, attributes and skills of the nominees for reelection to our Board of Directors that led to the conclusion that the nominee should serve as a member of our Board of Directors.

David D. Stevens has served on our Board of Directors since 2004, longer than any of the other director nominees. With this experience, he brings valuable insight into our business and its development since 2004. In addition, Mr. Stevens has extensive experience serving in executive and director roles of public companies, which we believe makes him well suited to lead our Board of Directors as our Board of Directors’ chairman.

Gary D. Blackford gained executive experience with a wound-management company and experience as a director with other companies. We believe his experience provides valuable insight into the market for our biologics line, and his experience leading companies contributes to the effectiveness of our Board of Directors.

Carmen L. Diersen has finance, business development and management experience in the medical device industry and has been a certified public accountant since 1983. We believe that her experience adds to our Board of Directors’ overall expertise in finance and business development as it relates to the medical device industry.

Martin J. Emerson serves and has served as director and Chief Executive Officer of several medical device companies, which we believe allows him to contribute insight into our industry. Mr. Emerson also has management experience with international operations of medical device and other companies, which allows him to provide guidance on our international operations.

Lawrence W. Hamilton has significant management experience in human resources. We believe that Mr. Hamilton’s experience in managing employees and establishing compensation policies and guidelines provides us with a valuable resource for our compensation and human resources functions.

Gary D. Henley has extensive knowledge of our business and the medical device industry. As our Chief Executive Officer, we believe that Mr. Henley’s perspective into our business is an invaluable resource for our Board of Directors.

John L. Miclot has served in executive roles in several medical device companies and Mr. Miclot’s deep knowledge of medical device companies provides us with insight into our business and markets.

Amy S. Paul has over two decades of experience in the medical device industry, having served in executive roles in marketing and sales functions. We believe that Ms. Paul’s executive experience in sales and marketing in the medical device industry provides us with leadership in our most critical functions.

Robert J. Quillinan brings over 30 years of experience in accounting, audit, and related functions. Mr. Quillinan’s experience preparing financial statements and SEC reports gives our Board of Directors and our Audit Committee, for which he is chairman, expertise in financial reporting, including the establishment and review of internal controls over financial reporting.

Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Principles to guide our Board of Directors in carrying out its governance duties along with the provisions of our Articles of Incorporation, bylaws, and all applicable rules, regulations, and laws. The Corporate Governance Principles are posted on our website at http://www.wmt.com/Corporate/Corporate_Governance_PrinciplesV6.pdf. The information on our website, however, is not a part of this Proxy Statement. In addition to other matters, our Corporate Governance Principles require that any director up for election at our annual meeting of stockholders, who fails to receive at least a majority of the votes cast for election, shall offer to resign from our Board of Directors. The Nominating, Compliance and Governance Committee then makes a recommendation to our Board of Directors whether to accept, reject, or take other action regarding the offered resignation. Our Board of Directors must review the recommendation of the Nominating, Compliance and Governance Committee and act promptly to accept, reject, or take other action it deems appropriate under the circumstances. The affected director does not take part in the deliberations or actions of the Nominating, Compliance and Governance Committee or our Board of Directors in this matter. If our Board of Directors chooses not to accept the resignation of the director, then the director will continue to serve until his or her successor is duly elected, or until the director resigns, is removed, or dies. If our Board of Directors accepts the resignation, then our Board of Directors will fill the resulting vacancy pursuant to our Articles of Incorporation and bylaws, and all applicable rules, regulations, and laws.

Policies and Procedures for Monitoring, Reviewing, Approving, or Ratifying Transactions with Related Persons

Our Board of Directors has adopted a written Related Persons Transactions Policy (the Policy) for monitoring, reviewing, approving, and ratifying transactions with related persons. The Policy applies to all financial transactions, arrangements, or relationships or any series of similar transactions, arrangements, or relationships in which we were, are, or will be a participant and in which a related person had or will have a direct or indirect material interest.

Transactions that are subject to the Policy must be approved by the Audit Committee. The Audit Committee is authorized to approve those transactions with related persons that are in, or are not inconsistent with, our best interests and our stockholders’ best interests and that are consistent with our Code of Business Conduct. The Audit Committee chairman, acting alone, may approve those transactions with related persons that meet the foregoing criteria and that are valued at $25,000 or less. All approvals made by the Audit Committee chairman are required to be reported to the entire Audit Committee at the next available opportunity.

The Audit Committee or its chairman will consider all relevant factors, including as applicable, (i) the benefits of the transaction to us, (ii) whether the transaction is material to us, (iii) the effect, if any, of the transaction on a director’s independence in the event the related person is a director or an immediate family member or affiliate of a director, (iv) the availability of other sources for comparable products or services, (v) the terms of the transaction and whether they are fair and reasonable to us, (vi) the terms available to or from unrelated third parties or to employees generally, (vii) the role of the related person in arranging the transaction, (viii) the interests of the related person, and (ix) whether the potential transaction with a related person is consistent with our Code of Business Conduct. The Audit Committee will annually review and consider any previously approved or ratified transaction with a related person that remains ongoing to determine whether the transaction requires additional or continuing approval if conditions should be imposed with respect to the transaction.

We are not currently and have not been engaged in any transactions with related persons since January 1, 2009.

Stockholder Communications

Stockholders may communicate with our Board of Directors or any individual director regarding any matter relating to us that is within the responsibilities of our Board of Directors. Stockholders, when acting solely in such capacity, should send their communications to our Board of Directors or an individual director c/o Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. The Corporate Secretary will discuss with the Chairman of our Board of Directors or the individual director whether the subject matter of a stockholder communication is within the responsibilities of our Board of Directors. The Corporate Secretary will forward a stockholder communication to the Chairman of our Board of Directors or the individual director if such person determines that the communication meets this standard.

Audit Committee Report

Management is responsible for our accounting and financial reporting processes, including our internal control over financial reporting, and for preparing our consolidated financial statements. KPMG LLP (KPMG), our independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States of America. In this context, the responsibility of the Audit Committee of our Board of Directors is to oversee our accounting and financial reporting processes and the audits of our consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and KPMG our audited consolidated financial statements as of and for the year ended December 31, 2009. The Audit Committee discussed with KPMG the matters required to be discussed by the Statement on Auditing

Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence from the Company and management.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to our Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, to be filed with the SEC.

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The foregoing report is provided by the members of the Audit Committee of our Board of Directors.

Robert J. Quillinan (chairman)
Gary D. Blackford
Martin J. Emerson

Compensation Committee Report

The Compensation Committee of our Board of Directors has the primary authority for determining our compensation philosophy and establishing compensation for our executive officers. The Compensation Committee sets performance goals and objectives for the President and Chief Executive Officer (CEO) and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer compensation, the Compensation Committee considers recommendations from our CEO with respect to goals and compensation of the other executive officers and assesses the information that it receives. The Compensation Committee recommends the compensation of the CEO for approval by the independent directors of our Board of Directors. The Compensation Committee also periodically reviews director compensation. From time to time we may engage consultants with specific expertise related to executive officer or director compensation and benefits. All decisions with respect to executive officer and director compensation are approved by the Compensation Committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2009 with management. In reliance upon the reviews and discussions referred to above, the Compensation Committee recommended to our Board of Directors, and our Board of Directors has approved, that the following Compensation Discussion and Analysis be included in the Proxy Statement for the Annual Meeting of Stockholders to be held on May 13, 2010 to be filed with the SEC.

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The foregoing report is provided by the members of the Compensation Committee of our Board of Directors.

Lawrence W. Hamilton (chairman)
Martin J. Emerson
David D. Stevens

Compensation Discussion and Analysis

In the following Compensation Discussion and Analysis, we describe the material elements of compensation awarded to our CEO, our chief financial officer, our former chief financial officer who resigned effective December 11, 2009, and our three other most highly compensated executive officers during 2009. We focus primarily on the 2009 information contained in the tables and related footnotes and narrative under the heading “Executive Compensation” below, but also describe compensation actions taken during other periods to the extent it enhances the understanding of our executive compensation disclosure for 2009. In this discussion, we refer to each “named executive officer” identified in the tables as an “executive officer.”

General Philosophy.  We compensate our executive officers through a mix of base salary, performance incentive bonuses, long-term equity incentives, and employee benefits and perquisites designed to:

•	attract and retain high caliber executive officers and motivate them to achieve superior performance for the benefit of our stockholders;

•	motivate our executive officers to achieve our key strategic and financial performance measures; and

•	enhance the incentives for executive officers to increase our stock price and maximize stockholder value.

We believe that a portion of our executive officers’ compensation potential on an annual basis should be at risk based on our performance. If our performance does not meet the criteria established by the Compensation Committee, incentive compensation will be adjusted accordingly. The Compensation Committee oversees our general programs of compensation and benefits for all employees and determines the compensation of our executive officers and directors. Our compensation setting process consists of establishing (i) a base salary, (ii) a performance incentive bonus, and (iii) long-term equity compensation for each executive officer. The Compensation Committee designs the performance incentive bonus to reward executive officers for our performance through linking their compensation to revenue and earnings growth targets, as well as certain other corporate objectives. We utilize equity-based awards, currently consisting of stock options and restricted stock, to provide the greatest long-term potential value to our executive officers and to firmly align such executive officers’ interests with those of our stockholders.

The total cash compensation (i.e., base salary plus performance incentive bonus) paid to our executive officers is intended to be competitive with the total cash compensation paid to executive officers in similar positions at companies engaged primarily in the orthopaedic medical device industry with revenues similar to ours, as well as comparable to other companies with performance similar to ours. The Compensation Committee reviews the targeted total compensation (i.e., the aggregate level of compensation that we will pay if performance goals are fully met) to ensure the total compensation is aligned with our goals of comparability and incentivizing performance. We also provide our executive officers with a variety of other benefits that we make available generally to all salaried employees.

The Role of the Compensation Committee.  The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In determining the appropriate level of compensation, the Compensation Committee reviews a variety of sources to determine and set compensation.

The Compensation Committee reviews the performance and compensation for our CEO annually and recommends the compensation level for approval by the independent directors of our Board of Directors.

The performance of our executive management team as a group is reviewed annually by the Compensation Committee. Our CEO assists the Compensation Committee by providing annual recommendations regarding the compensation of all other executive officers. Each executive officer participates in an annual performance review with the CEO to provide input about the executive officer’s contributions to our success for the period being assessed. With respect to equity compensation awarded to executive officers other than the CEO, the Compensation Committee grants options and/or restricted stock, based generally upon the recommendation of the CEO and a comparison of our peer group companies.

The Compensation Committee also has the power and authority to hire outside advisors or consultants to assist the Compensation Committee in fulfilling its responsibilities. Given the Compensation Committee’s access to pertinent data as a result of working with the consulting firm Watson Wyatt during the fourth quarter of 2008, a compensation consultant was not retained in connection with our 2009 compensation decisions.

Our executive compensation decisions are congruent with Sections 162(m) and 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and compensation charges under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Section 718, Compensation - Stock Compensation. However, the Compensation Committee from time to time may approve payment of compensation that does not qualify for the exclusion from the limitation on deductibility of Section 162(m) if the Compensation Committee determines that such payments are consistent with our overall objective to attract, motivate, and retain our executives.

Total Compensation.  The total compensation package offered to each executive officer is comprised of four elements, which are described in more detail below:

•	base salary;

•	performance incentive bonus;

•	long-term equity incentive awards; and

•	employee benefits and perquisites.

In allocating compensation across these elements, the Compensation Committee does not follow any strict policy or guidelines. To determine whether our executive compensation is comparable to our competitors and other companies with performance similar to ours, the Compensation Committee compares the compensation of executive officers at similar companies, taking into consideration the company’s size, industry, and geographic locality, as well as, the comparable named executive officer’s level of responsibility and years of experience. The criteria used to select companies similar to us include companies: (i) in the medical equipment and device industry; (ii) with revenues between $170 million and $760 million; (iii) whose current enterprise market value is between $250 million and $2 billion; and (iv) whose number of employees is between 400 and 3,600. These companies are considered comparable to us and generally recruit individuals to fill executive positions that have similar skills and background to those we recruit. The comparative data that we used in reviewing executive officer compensation consisted of data from the EQUILARINSIGHTtm Public Medical Companies database. The list of such companies is comprised of the following companies (with us listed simply to show our relative position among the peer companies) based on information available at the time of the compensation review:

	Revenues	Market Cap	Number of
Name (Symbol)	(In millions)(1)	(In millions)(2)	Employees(1)

American Medical Systems, Inc. (AMMD)	$520	$1,470	1,221
Conmed Corporation (CNMD)	695	694	3,500
EV3, Inc. (EVVV)	449	1,810	1,350
Exactech, Inc. (EXAC)	177	250	408
Haemonetics Corporation (HAE)	598	1,400	2,016
Hanger Orthopedic Group, Inc. (HGR)	760	570	3,636
Integra Lifesciences Holdings Corporation (IART)	682	1,200	3,000
Orthofix International NV (OFIX)	546	610	1,484
Symmetry Medical Inc. (SMA)	366	320	2,357
Thoratec Corporation (THOR)	374	1,900	1,258
Wright Medical Group, Inc. (WMGI)	488	623	1,320

(1)	Information obtained from each companies’ annual report on Form 10-K for the year ended: American Medical System, Inc., Symmetry Medical Inc., and Thoratec Corporation — January 2, 2010; Conmed Corporation, EV3, Inc., Exactech, Inc., Hanger Orthopedic Group, Inc., Integra Lifesciences Holdings Corporation, Orthofix International NV, and Wright Medical Group, Inc. — December 31, 2009; and Haemonetics Corporation — March 28, 2009.

(2)	Market capitalization was determined as of March 11, 2010.

We can review in detail only those individuals for whom compensation information is publicly disclosed. This is typically only the five most highly compensated officers at each company. Generally, this correlates to our CEO, Senior Vice President and Chief Financial Officer (CFO), and certain other executive officers.

The overall result of this review provides the starting point for the analysis of the Compensation Committee. The Compensation Committee looks more extensively at a number of other factors, including the total compensation, the mean, minimum, and maximum for each executive officer position. The Compensation Committee strongly believes in retaining the best talent among our executive management team. In the case of our CEO, the

Compensation Committee also considered our performance since he began working for us, and the anticipated level of difficulty of replacing him with someone of comparable experience and skill.

The Compensation Committee believes that the compensation of our executive officers — those having the greatest ability to influence our performance — should include greater levels of performance-based incentive compensation, while other levels of management should receive a greater portion of their compensation in base salary. The Compensation Committee’s review of the comparable companies chosen, although each had a different compensation structure, indicated that all appear to provide their executive officers with average base salaries of approximately 10% to 43% of overall compensation, average targeted bonus compensation of up to 33% of overall compensation and average equity compensation of approximately 34% to 71% of overall compensation.

We have entered into an employment agreement with one of our executive officers — Gary D. Henley. The term of Mr. Henley’s employment agreement began on April 2, 2009 and ends on April 2, 2012.

We have not entered into an employment agreement with Lance A. Berry, William L. Griffin, Jr., Edward A. Steiger, or Frank S. Bono. We entered into separation pay agreements with each of Messrs. Berry, Bakewell, Griffin, Steiger, and Bono, effective April 1, 2009. Our separation pay agreement with Mr. Bakewell was terminated effective December 11, 2009 when Mr. Bakewell resigned from his position as our Executive Vice President and Chief Financial Officer.

Base Salaries.  We want to provide our executive officers with a level of assured cash compensation in the form of base salary to compensate them for the services they provide and their level of professional experience and knowledge. The Compensation Committee reviews executive officer compensation annually. In establishing base salaries, the Compensation Committee seeks relevant compensation information including: (i) scope of the position; (ii) responsibilities of the position; (iii) experience and length of service with us, the industry, and the community; (iv) effort and performance; (v) team building skills; (vi) observance of our ethics and compliance programs; (vii) salaries paid by competitive companies to officers in similar positions; and (viii) overall macroeconomic trends. The Compensation Committee considers the input of the CEO with respect to the base salaries of our other executive officers. Increases in base salary from year to year are based upon the performance of the executive officers, comparisons of our compensation to our competitors’ compensation for similar positions and responsibilities, as well as relevant economic market considerations, as assessed, reviewed and approved by the Compensation Committee. The Compensation Committee assesses these factors with respect to the CEO. The Compensation Committee recommends the compensation of the CEO for approval by the independent directors of our Board of Directors. The Compensation Committee estimates that we provide our executive officers with average base salaries of approximately 21% to 35% of overall compensation. The Compensation Committee estimates that the salary levels of our executive officers approximate the 50th percentile of the salary levels in effect for comparable executive officer positions at companies in our peer group. It is the Compensation Committee’s goal that the total compensation levels of our executive officers (cash compensation plus the value of restricted shares) range between the 50th and 75th percentile of the total compensation levels in effect for comparable executive officers positions at our peer group companies. The Compensation Committee estimates that the total compensation levels of our executive officers range between the 30th and 75th percentile for comparable executive officer positions at companies in our peer group. This range, which is lower than the Compensation Committee’s goal, reflects the impact in 2009 of the pay-for-performance nature of our executive performance incentive plans, which are described in greater detail below. Our executive officers have a significant level of valuable industry specific knowledge and experience. We believe they are a key factor in our future success.

An employment agreement establishes the initial annual base salary of Mr. Henley and provides that the Compensation Committee will review compensation annually and may make such increases in base salary as are merited based on the executive officer’s performance and are consistent with our compensation policies. The base salaries of our other executive officers are set annually by the Compensation Committee, typically on April 1. The base salaries of our executive officers are set forth below.

	Annual Base Salary	Annual Base Salary	Annual Base Salary
	as of	as of	as of
	January 1,	April 1,	April 1,
Name	2009	2009	2010

Gary D. Henley	$488,000	$510,000	$520,200
Lance A. Berry	216,000	246,200	300,900
John K. Bakewell	299,900	307,400	N/A
William L. Griffin, Jr.	300,000	312,000	318,240
Edward A. Steiger	230,000	236,900	257,040
Frank S. Bono	282,800	291,300	314,160

The increases in base salaries from 2009 to 2010 reflect merit increases of 2%, reflecting the difficult market and economic conditions. Mr. Berry’s annual base salary was increased to $295,000 effective December, 2009, in connection with his promotion to Chief Financial Officer. Messrs. Bono and Steiger also received promotional increases of 5.7% and 6.4%, respectively, effective January 1, 2010 as a result of increasing responsibility. These salaries reflect levels that the Compensation Committee concluded were appropriate based upon the executive officers’ general experiences and the review of comparable salaries at comparable companies.

Performance Incentive Bonus.  We implemented an Executive Performance Incentive Plan (the 2005 Bonus Plan) for all of our United States of America-based officers, including our executive officers, in 2005. Each of Messrs. Henley, Berry, Bono, Griffin, and Steiger participated in the 2005 Bonus Plan. Mr. Bakewell participated in the 2005 Bonus Plan until he resigned from his position as our Executive Vice President and Chief Financial Officer effective December 11, 2009. The 2005 Bonus Plan, which is administered by the Compensation Committee, provides that the Compensation Committee will establish a method each year for determining the total amount of performance incentive bonuses available to be paid to all officers under the 2005 Bonus Plan (Bonus Pool). The Bonus Pool is established based upon specific measures of our financial performance, which may include sales, cash flow, operating income, pre-tax income, net income, and earnings per share. For 2009, the Bonus Pool was established based upon our performance relative to a specific operating income target. One of our objectives is to consistently achieve market leading revenue growth while achieving operating income growth in excess of that revenue growth. Specifically, for 2009 the Compensation Committee established objectives of revenue growth of 10% and net income growth of 2%. The 2005 Bonus Plan also provides for the Compensation Committee to establish individual performance goals, which include financial and operational performance measures for each executive officer based upon the executive officer’s responsibility. Each executive officer’s bonus payment under the 2005 Bonus Plan for a particular quarter is determined by multiplying the executive officer’s target bonus amount (the executive officer’s incentive target times the executive officer’s base salary) for the quarter by a payout percentage determined based on the achievement of corporate financial performance goals. The Compensation Committee, in its sole and absolute discretion, may determine that the amount of an executive officer’s actual performance incentive bonus is less than or more than the amount earned by the executive officer under the 2005 Bonus Plan. The amount of the performance incentive bonus payable to an executive officer may vary from zero to 200% of the executive officer’s annual target.

On March 20, 2010, the Compensation Committee of our Board of Directors adopted the 2010 Executive Performance Incentive Plan, the material terms of which are presented for approval of our stockholders in Proposal 3 — Approval of the material terms of the 2010 Executive Performance Incentive Plan. Each of Messrs. Henley, Berry, Bono, Griffin, and Steiger are eligible to participate in the 2010 Executive Performance Incentive Plan, which is administered by the Compensation Committee. Under the 2010 Executive Performance Incentive Plan, the Compensation Committee must establish performance goals based upon performance measures such as sales revenue, operating income before or after taxes, net income before or after taxes, net income before securities transactions, net or operating income excluding non-recurring charges, return on assets, return on equity, return on capital, market share, earnings per share, cash flow, revenue, revenue growth, expenses, stock price, dividends, total stockholder return, price/earnings ratio, market capitalization, book value, product quality, customer retention, unit sales, strategic business objectives or any other performance measure deemed appropriate by the Compensation Committee in its discretion. The target performance bonus is stated as a percentage of base salary for each participant and represents the amount of cash that a participant will receive if all performance goals for each performance measure are met or exceeded. Partial payments of the target performance bonus may be paid only if minimum performance thresholds are achieved. A participant may not be paid for performance below the minimum performance threshold of any component of the performance measures. If the performance goals for a performance year are exceeded, the Compensation Committee may pay additional bonus in excess of the target performance bonus. However, no participant may be paid an amount that exceeds twice the target performance bonus unless otherwise determined by the Compensation Committee. In no event may any payment under the 2010 Executive Performance Incentive Plan to a participant exceed $1,500,000 for any performance year.

For 2010, the Compensation Committee established objectives of net income, revenue growth, and free cash flow for our executive officers. Achievement of the free cash flow objective is limited to the achievement of the net income objective. Each executive officer’s bonus payment under the 2010 Executive Performance Incentive Plan for a particular quarter is determined by multiplying the executive officer’s target bonus amount (the executive officer’s incentive target times the executive officer’s base salary) for the quarter by a payout percentage determined based on the achievement of corporate financial performance goals. The Compensation Committee, in its sole and absolute discretion, may determine that the amount of an executive officer’s actual performance incentive bonus is less than or more than the amount earned by the executive officer under the 2010 Executive Performance Incentive Plan. However, the Compensation Committee has indicated that it will not make any discretionary awards to executive officers if performance targets are not met. The amount of the performance incentive bonus payable to an executive officer may vary from zero to 200% of the executive officer’s annual target.

The Compensation Committee established the following targeted bonus levels for our executive officers:

	2009 Target	2010 Target
Position	(% of base salary)	(% of base salary)

CEO	75%	75%
Former CFO	50%	N/A
CFO and Other executive officers	45%	45%

Our performance goals are not calculated using generally accepted accounting principles (GAAP) measures. Instead, our performance goals are calculated using non-GAAP measures as more fully described in our Form 8-Ks that are filed in connection with our quarterly earnings releases. For the year ended December 31, 2009, our non-GAAP financial measures did not include: foreign currency impact on net sales, restructuring charges, non-cash stock-based compensation expense, non-cash inventory step-up amortization, costs associated with U.S. governmental inquiries, charges to write off cumulative translation adjustment balances, charges to write down a significant international receivable, and income tax effects of the foregoing.

Our executive officers have performance goals for their incentive bonuses based upon corporate objectives which are described in the table below.

	2009 Target	2010 Target
Performance Goal	(% of bonus)	(% of bonus)

Adjusted Net Income Growth(1)	40%	50%
Revenue Growth	40-50%	25%
Free Cash Flow	10-20%	25%

(1)	Adjusted Net Income as described in the 2005 Bonus Plan and 2010 Executive Performance Incentive Plan represents net income less certain income or expenses that, in the Compensation Committee’s discretion, are excluded from our non-GAAP financial measures (such as restructuring charges, U.S. governmental inquiry charges, and non-cash, stock-based compensation expense) for the determination of target achievement. All references to Adjusted Net Income in the context of the 2005 Bonus Plan and the 2010 Executive Performance Incentive Plan refer to the above-described calculation.

Our executive officers’ bonus objectives for 2010 include the following global objectives:

Performance Goal	100% of target

Revenue Growth	10%
Adjusted Net Income Growth	12%
Free Cash Flow (as a percentage of sales)	2.0%

Our executive officers will earn bonuses for free cash flow only to the extent that the adjusted net income growth target is achieved. For each measure, no bonus payment will be made until minimum thresholds are attained. Our executive officers may receive 200% of their targeted bonus only if each of the performance measures for 2010 (revenue growth, adjusted net income growth, and free cash flow) exceed their targets by 30%. This percentage of overachievement was subjectively determined to be an appropriate “stretch goal.”

The performance incentive bonus paid to each executive officer for 2009 under the 2005 Bonus Plan is set forth below.

Performance
Name	Incentive Bonus

Gary D. Henley	$70,272
Lance A. Berry	18,662
John K. Bakewell	28,790
William L. Griffin, Jr.	25,920
Edward A. Steiger	19,872
Frank S. Bono	24,434

The Compensation Committee estimates that we provide our executive officers with targeted bonus compensation of 13% to 16% of overall compensation. The pay-for-performance aspect of our 2005 Bonus Plan is apparent in the payments actually made in 2009. Each of Messrs. Henley, Berry, Bono and Bakewell had a reduction in annual bonus in 2009 of 75% from the 2008 levels, and Messrs. Griffin and Steiger received only 20% of target bonus for 2009.

Long-Term Equity Incentive Awards.  Long-term incentives comprise the largest portion of each executive officer’s compensation package, consistent with our philosophy and principles discussed above. Our Compensation Committee’s objective is to provide executive officers with long-term incentive award opportunities that are at the 50th to 75th percentile of executives in comparable positions at companies in our peer group. The Compensation Committee estimates that the total compensation levels of our executive officers range between the 30th and 75th percentile for comparable executive officer positions at companies in our peer group. Mr. Henley is at the low end of this range due to prior year low equity awards. Mr. Berry is below the 50th percentile because he has only recently been promoted to his role as our CFO.

Through the grant of these equity incentives, we seek to align the long-term interests of our executive officers with the long-term interests of our stockholders by creating a strong and direct linkage between compensation and long-term stockholder return. We may grant long-term, equity-based incentive awards to our executive officers under our 2009 Equity Incentive Plan. Our Compensation Committee administers the 2009 Equity Incentive Plan. Under the 2009 Equity Incentive Plan, we may grant awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units, and stock bonuses. Based on an assessment of competitive factors, the Compensation Committee determines an award that is suitable for providing an adequate incentive for the performance and retention of each executive officer.

Beginning in 2006, the accounting treatment for stock options changed as a result of Statement of Financial Accounting Standards No. 123(R) (now FASB ASC Topic 718), making the accounting treatment of stock options less attractive. As a result, the Compensation Committee assessed the desirability of granting shares of restricted stock or restricted stock units to employees, particularly our executive officers, and concluded that restricted stock would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution. The Compensation Committee may award a limited number of stock options to executive officers upon starting employment, in other special situations, and as part of their annual compensation.

However, the primary form of equity compensation is the issuance of shares of restricted stock. The restricted stock has historically vested in equal annual installments over four years. In the future, we many issue other forms of equity compensation allowed under the 2009 Equity Incentive Plan.

The Compensation Committee may award stock options to closely align the interests of the executive officers with those of our stockholders. To encourage retention, the stock options may be granted with a vesting period of one or more years. The Compensation Committee has taken the position that stock options should be granted with an exercise price that is equal to the fair market value of the common stock on the grant date, calculated as the closing price per share of stock on the trading day immediately prior to the grant date. The actual value of stock option compensation, therefore, depends on the market value of the common stock increasing after the grant date.

The Compensation Committee has adopted a general policy related to equity awards under which: (i) non-performance based awards will not fully vest prior to a minimum of three years (including cliff-vesting awards); (ii) the Compensation Committee will not waive vesting periods for any awards except in the case of death, disability, retirement or change in control; and (iii) the above restrictions will apply to a total of 90% of the shares of common stock authorized under the 2009 Equity Incentive Plan.

Guidelines for the number of restricted stock awards and stock options granted to each executive officer are determined using a procedure approved by the Compensation Committee based upon several factors, including the executive officer’s level of responsibility, salary grade, performance, and the value of the stock at the time of grant. With the exception of promotions and new hires, we generally grant these awards effective as of the date of our annual meeting of stockholders. This timing enables us to consider our prior performance as well as the performance of the potential recipients, and our expectations for the current year. Also, it follows our annual performance evaluations. The awards also are made as early as practicable in the year in order to optimize the time-period for the incentives associated with the awards. The Compensation Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental. For 2009, we granted restricted stock, restricted stock units and stock options with a grant date value of 300% of our CEO’s base salary (prior to his 2009 base salary increase) and 140% to 200% of our other executive officers’ base salaries (prior to their 2009 base salary increases).

The benchmark for these grants is the average level of annual restricted stock awards and stock option grants for similar positions at our peer group companies, adjusted using the above factors and taking into consideration such equivalency factors as our number of shares outstanding and market capitalization, compared to the peer group companies.

Each restricted stock award allows the executive officer to acquire shares of common stock upon vesting. Each stock option allows the executive officer to acquire shares of common stock at the fair market value on the grant date over a specified period of time, up to ten years. Stock option awards will provide a return to the executive officer only if the market price of the shares appreciates over the term of the award.

In 2009, our Board of Directors adopted Executive Officer Stock Ownership Guidelines, which require our executive officers to acquire and hold shares of common stock equal in value to a multiple of their annual base salary. Our Board of Directors and the Compensation Committee generally encourage our executive officers to have a financial stake in us to align the interests of our stockholders and management, and view restricted stock awards and stock options as a means of furthering this goal. The guidelines are described in the heading “Executive Officer Stock Ownership Guidelines” below.

To address stockholders’ potential concerns regarding the number of options, restricted shares and restricted stock units we grant in a given year, the Compensation Committee set an annual cap on these awards for each of the next three years, beginning on January 1, 2011. During this period we will not grant a number of shares subject to awards under our 2009 Equity Incentive Plan to employees and non-employee directors, in the aggregate, greater than the Risk Metrics Group (RMG) threshold percentage for our GICS peer group (3510-Health Care Equipment & Services) of shares of our common stock that we believe will be outstanding over such 3-year period. This would reflect limiting awards to no greater than the RMG 2010 threshold for year 1, the RMG 2011 threshold for year 2, and the RMG 2012 threshold for year 3. This limitation does not apply to awards under plans assumed in acquisitions or issuances under tax-qualified employee stock purchase plans. Solely for the purposes of calculating the “burn rate,” each stock option will be counted once and each share subject to restricted stock or restricted stock unit will be counted twice (equivalent to two shares).

The long-term equity incentive awards granted in 2009 to each of our executive officers is set forth below.

				Grant Date
		Grant Date	Number of	Fair Value of
	Number of	Fair Value of	Shares of	Restricted
	Options	Options	Restricted Stock	Stock
Name	Granted	Granted	Granted	Granted

Gary D. Henley	57,638	$350,946	70,976	$1,097,999
Lance A. Berry	6,378	38,834	27,854	451,501
John K. Bakewell	12,949	78,844	11,000	170,170
William L. Griffin, Jr.	11,811	71,915	34,544	534,396
Edward A. Steiger	6,791	41,349	18,363	284,076
Frank S. Bono	11,142	67,841	21,220	328,273

Our Compensation Committee estimates that we provide our executive officers with equity compensation of approximately 49% to 63% of overall compensation.

Other Elements of Compensation and Perquisites.  In order to attract and retain employees while paying market levels of compensation, we provide our executive officers the following benefits and perks.

Medical Insurance.  We provide to each executive officer and the executive officer’s spouse and children such health, dental, and vision insurance coverage as we may from time to time make available to our other employees. We pay a portion of the premiums for this insurance for all employees.

Life and Disability Insurance.  We provide to each executive officer such life and/or disability insurance, as we, in our sole discretion, may from time to time make available to our other executive employees of the same level of employment.

Housing Allowance & Relocation Costs.  In order to attract and retain management talent, we provide relocation benefits, including a housing allowance, to certain executive officers upon their employment with us. The allowance is intended to partially defray the additional cost of housing while the employee relocates as well as actual expenses related to the sale and purchase of a home, household moving expenses and similar related items. We provide the same relocation benefits to all senior management employees.

Defined Contribution Plan.  We, and our designated affiliates, offer the Section 401(k) Savings/Retirement Plan (401(k) Plan), a tax-qualified retirement plan, to our eligible employees. The 401(k) Plan permits eligible employees to defer from 1% to 100% of their annual eligible compensation, subject to certain limitations imposed by the Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. We currently match up to 4% of contributions to the 401(k) Plan.

Stock Purchase Plan.  Our 2002 Employee Stock Purchase Plan (ESPP), which qualifies under Section 423 of the Code, permits participants to purchase our common stock on favorable terms. ESPP participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the plan period or the stock price on the last day of the plan period, whichever is lower. The purchase dates occur on the last business day of June and December of each year. To pay for the shares, each participant may authorize periodic payroll deductions from their cash compensation, subject to certain limitations imposed by the Code. All payroll deductions collected from the participant in a period are automatically applied to the purchase of common stock on that period’s purchase date provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to that date. Our ESPP is available only to U.S. employees. Shares of stock purchased pursuant to the ESPP are generally subject to a holding period lasting between one and one and one-half years after such stock is purchased, during which time the shares may not be sold, exchanged, pledged, hypothecated, or otherwise transferred, except in the case of demonstrated financial emergency.

Other.  We make available certain other perquisites or fringe benefits to certain executive officers, such as travel insurance, airline club dues, professional society dues and food, reimbursement of financial planning, insurance, and recreational fees incidental to official company functions, including board meetings.

Severance Benefits.  We believe that companies should provide their executive officers with reasonable severance benefits, which should reflect the fact that it may be difficult for them to find comparable employment within a short period of time, that the executive officers will be better able to focus on their respective duties without the worry and uncertainty related to being terminated, and that executive officers’ interests should be aligned with our stockholders’ interests in connection with a potential change in control. Further, severance benefits help clarify what will happen in the event of our executive officers’ termination from employment. To that end, our employment agreement with Mr. Henley includes provisions for separation pay, and we have entered into separation pay agreements with our other executive officers, Messrs. Berry, Griffin, Steiger and Bono. The separation pay agreements became effective April 1, 2009, and their terms continue until their third anniversaries. The terms will be extended automatically for one additional year unless we or the executive officer provide notice of termination of the separation pay agreement. In the event that the executive officer is terminated for cause or the executive officer terminates employment other than for good reason we shall have no obligations other than payment of accrued obligations described below. In the event of an involuntary termination of the executive officer, we will be obligated to pay a separation payment and accrued obligations and provide benefits to the executive officer as described below.

•	Accrued Obligations. Accrued obligations include (i) any accrued base salary through the date of termination, (ii) any annual cash incentive compensation awards earned but not yet paid, (iii) the value of any accrued vacation, (iv) reimbursement for any unreimbursed business expenses, and, (v) only in the case of an involuntary termination after a change in control or a termination at any time by reason of death, an annual incentive payment at target for the year that includes the date of termination, prorated for the portion of the year that the executive officer was employed.

•	Separation Payment upon Involuntary Termination. The total separation payment for Mr. Henley is the amount equal to 24 months multiplied by 1.75 times Mr. Henley’s monthly base pay. The total separation payment for Messrs. Berry, Griffin, Steiger and Bono is the amount equal to 12 months multiplied by 1.45 times their monthly base pay. Half of the total separation payment amount will be payable at or within a reasonable time after the date of termination. The remaining half of the total separation payment amount will be payable in installments beginning six months after the date of termination, with a final installment of the balance of the remaining half of the total separation payment to be made on or before March 15 of the calendar year following the year of termination.

•	Benefits upon Involuntary Termination. The executive officer will also receive benefits that include (i) health and dental coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), which we must pay for a period not exceeding 18 months, (ii) outplacement assistance for a period of 24 months for Mr. Henley and 12 months for Messrs. Berry, Griffin, Steiger and Bono, subject to termination if the executive officer accepts employment with another employer, (iii) financial planning services for a period of 24 months for Mr. Henley and 12 months for Messrs. Berry, Griffin, Steiger and Bono, (iv) payment to continue insurance coverage equal to the annual supplemental executive officer insurance benefit provided to the executive officer prior to the date of termination, and (v) reasonable attorneys’ fees and expense if any such fees or expenses are incurred to enforce the separation pay agreement.

For purposes of the separation pay agreements, involuntary termination will occur if we terminate the employment of the executive officer other than for cause, disability, voluntary retirement or death of the executive officer or the executive officer resigns for good reason. A termination of the executive officer before a change in control by reason of the executive officer’s retirement on or after age 65 does not constitute an involuntary termination.

The definition of cause includes (i) willful failure of the executive officer to substantially perform the executive officer’s duties that amounts to an intentional and extended neglect of the executive officer’s duties, (ii) only prior to a change in control, continued, documented poor performance after giving the executive officer sufficient time to improve, (iii) the determination by our Board of Directors that the executive officer has engaged or is about to engage in conduct materially injurious to us, (iv) the executive officer’s conviction or entering of a guilty or no contest plea to a felony charge, or (v) the executive officer’s participation in the activities proscribed by the confidentiality, non-solicitation, and non-competition covenants described below or a material breach of any of the other covenants contained in the separation pay agreement.

Prior to a change in control, the definition of good reason includes (i) the assignment to the executive officer of any duties materially inconsistent with the range of duties and responsibilities appropriate to a senior executive of us, (ii) a material reduction in the executive officer’s overall standing and responsibilities, (iii) a material reduction in the executive officer’s aggregate annualized compensation and benefits opportunities, (iv) our failure to pay the executive officer any portion of the executive officer’s compensation and benefits within 30 days after they become due, (v) any purported termination of the executive officer’s employment that is not made pursuant to a notice of termination that reasonably details the basis for termination, (vi) the failure by us to obtain an agreement from any our successors requiring such successor to assume and agree to perform our obligations under the separation pay agreement, (vii) the failure by us to provide indemnification and directors and officers insurance protection contemplated by the agreement, or (viii) the failure by us to comply with any material provision of the separation pay agreement.

After a change in control, the definition of good reason includes, (i) a material and adverse change in the executive officer’s title, authority as an executive officer, duties, responsibilities or reporting lines as in effect immediately prior to the change in control, (ii) a material reduction in the executive officer’s aggregate annualized compensation opportunities, or (iii) the relocation of the executive officer’s principal place of employment to a location that is more than 40 miles from the executive officer’s principal place of employment immediately prior to the change in control.

Under the employment agreement for Mr. Henley and the separation pay agreement for all other executive officers, the executive officer makes certain covenants that impose future obligations on the executive officer regarding confidentiality of information, transfer of inventions, non-solicitation of our employees for a period of 12 to 24 months, and noncompetition with our business for a period of 12 to 24 months. If we determine that a breach of any of these covenants has occurred, then our obligations to make payments or provide benefits shall cease immediately and permanently, and the executive officer shall repay an amount equal to 90% of the payments and benefits previously provided under the separation pay agreement, with interest. Upon termination for any reason other than cause, the executive officer must enter into a mutual release of all claims within 45 days after the date of termination before any payments will be made to the executive officer.

If we are required to restate our balance sheet or statement of operations affecting any reporting period that transpires during the term of the separation pay agreement due to our material non-compliance with any financial requirements under securities laws, we may require the executive officer to reimburse us for any bonus or incentive-based or equity-based compensation received by the executive officer during the term of the separation pay agreement and any profits realized from the sale of our securities by the executive officer during the term of the separation pay agreement. If our Board of Directors determines that such a forfeiture is appropriate, we may withhold future amounts owed to the executive officer as compensation, and we may commence legal action to collect such sums as our Board of Directors determine is owed to us.

All payments under the separation pay agreement will be net of applicable tax withholdings. With the exception of Mr. Henley’s employment agreement, each of the separation pay agreements contains a provision that limits payment under the separation pay agreement to avoid taxation under Section 4999 of the Code for “parachute payments” within the meaning of Section 280G of the Code.

Our Compensation Committee has adopted a policy concerning “gross-ups” for taxes payable by executive officers. Generally, our policy is that executive officers should be responsible for the taxes payable by them with respect to their compensation. However, in unusual circumstances where our Compensation Committee believes that accommodations must be made to recruit a new executive officer, limited reimbursement for taxes payable may be included in their compensation agreements. In such unusual circumstances, the “gross up” will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three year sunset provision. At the time we hired our CEO, we agreed to provide a “gross-up” to his compensation. In continuation of this commitment, Mr. Henley’s employment agreement provides for a gross-up payment if it is determined that any payment to Mr. Henley in the nature of compensation under his employment agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed. Our obligation to make the gross-up payment is not conditioned upon Mr. Henley’s termination of employment. The gross-up payment would not be deductible by us.

Change in Control Benefits.  Our executive officers and other employees have built us into the successful enterprise that we are today, and the Compensation Committee believes that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our executive officers are aligned with them, and providing change in control benefits should at least reduce the reluctance of executive officers to pursue potential change in control transactions that may be in the best interests of stockholders. Relative to our overall value, these potential change in control benefits are relatively minor.

Under the terms of the employment agreement for Mr. Henley and the separation pay agreements with our other executive officers, these change in control benefits are “double trigger,” which requires (i) a change in control and (ii) a termination without cause for good reason within 12 months of the expiration of their separation pay agreements before the executive officer receives their change in control benefit. If we give notice of termination of the separation pay agreement less than one year after a change in control, then the term of the separation pay agreement will be automatically extended until the later of the one year anniversary that follows such written notice or the second anniversary of the change in control. The change in control benefit requires us to pay a separation payment and accrued obligations and provide benefits to the executive officer as described above under the heading Severance Benefits.

Subject to several exceptions, for purposes of the employment agreement for Mr. Henley and the separation pay agreements for our other executive officers, a change in control occurs if (i) any person or group of persons acquires more than 50% of our capital stock, (ii) any person or group of persons acquires 35% or more of the voting power represented by our capital stock in a 12-month period, (iii) any person or group of persons acquires 40% of our assets in a 12-month period, (iv) a majority of our directors are replaced in any 12-month period by directors whose election is not endorsed by a majority of our directors, or (v) a merger or consolidation occurs pursuant to which 40% of our assets are to be transferred to a different entity.

In addition to the benefits under the employment agreement for Mr. Henley and the separation pay agreements for our other executive officers, terminated executive officers would be entitled to receive any benefits that they otherwise would have been entitled to receive under our 401(k) Plan. Additionally, upon a change in control, all unexercisable options will immediately vest and become exercisable and all restrictions on restricted stock will lapse. The Compensation Committee believes that these levels of benefits are consistent with the general practice among our peers, although we have not conducted a study to confirm this.

Potential Payments Upon Termination or Change in Control

The following table sets forth the benefits payable to our executive officers based upon a hypothetical termination and/or change in control date of December 31, 2009. Our Compensation Committee may, in its discretion, revise, amend, or add to the benefits if it deems advisable.

		Termination	Change in Control	Change in Control
		without	with	without
Name	Benefit	Cause	Termination	Termination

Gary D. Henley	Salary	$1,785,000	$1,785,000	$—
	Benefits continuation	18,126	18,126	—
	Outplacement benefits	60,000	60,000	—
	Other termination benefits(1)	13,000	13,000	—
	Stock option acceleration(2)	—	200,004	200,004
	Restricted stock acceleration(3)	—	1,717,176	1,717,176
	Tax reimbursement	—	756,443	—

	Total	$1,876,126	$4,549,749	$1,917,180

Lance A. Berry	Salary	$427,750	$427,750	$—
	Benefits continuation	23,313	23,313	—
	Outplacement benefits	30,000	30,000	—
	Other termination benefits(1)	8,000	8,000	—
	Stock option acceleration(2)	—	22,132	22,132
	Restricted stock acceleration(3)	—	693,280	693,280

	Total	$489,063	$1,204,475	$715,412

John K. Bakewell(4)	Total	—	—	—
William L. Griffin, Jr.	Salary	$678,600	$678,600	$—
	Benefits continuation	18,126	18,126	—
	Outplacement benefits	30,000	30,000	—
	Other termination benefits(1)	8,000	8,000	—
	Stock option acceleration(2)	—	40,984	40,984
	Restricted stock acceleration(3)	—	654,263	654,263

	Total	$734,726	$1,429,973	$695,247

Edward A. Steiger	Salary	$515,258	$515,258	$—
	Benefits continuation	18,126	18,126	—
	Outplacement benefits	30,000	30,000	—
	Other termination benefits(1)	8,000	8,000	—
	Stock option acceleration(2)	—	23,565	23,565
	Restricted stock acceleration(3)	—	347,795	347,795

	Total	$571,384	$942,744	$371,360

Frank S. Bono	Salary	$422,385	$422,385	$—
	Benefits continuation	23,313	23,313	—
	Outplacement benefits	30,000	30,000	—
	Other termination benefits(1)	8,000	8,000	—
	Stock option acceleration(2)	—	38,663	38,663
	Restricted stock acceleration(3)	—	501,342	501,342

	Total	$483,698	$1,023,703	$540,005

(1)	The amounts in the Other termination benefits rows include the cost of financial planning services for 24 months, an annual physical, and continued executive insurance. Reimbursement of reasonable attorneys’ fees and expenses is not included as the amount is not estimable.

(2)	Stock option acceleration is calculated as the intrinsic value of the unvested options on December 31, 2009. The intrinsic value is calculated as the difference between the market value of our common stock as of December 31, 2009, and the exercise price of the stock option. The market value as of December 31, 2009, is deemed to have been $18.94 per share, which is the closing sale price of our common stock reported for transactions effected on the Nasdaq Global Select Market on December 31, 2009.

(3)	Restricted stock acceleration is calculated as the market value of the unvested awards on December 31, 2009. The market value as of December 31, 2009, is deemed to have been $18.94 per share, which is the closing sale price of our common stock reported for transactions effected on the Nasdaq Global Select Market on December 31, 2009.

(4)	Mr. Bakewell resigned from his position as our Executive Vice President and Chief Financial Officer effective December 11, 2009, at which time his separation pay agreement terminated.

For purposes of these benefits, a change in control is deemed to occur, in general, if (i) any person or group of persons acquires more than 50% of our capital stock, (ii) any person or group of persons acquires 35% or more of the voting power represented by our capital stock in a 12-month period, (iii) any person or group of persons acquires 40% of our assets in a 12-month period, (iv) a majority of our directors are replaced in any 12-month period by directors whose election is not endorsed by a majority of our directors, or (v) a merger or consolidation occurs pursuant to which 40% of our assets are to be transferred to a different entity.

Compensation of Chief Executive Officer.  Gary D. Henley became our President and Chief Executive Officer in 2006. For the year ended December 31, 2009, we paid Mr. Henley a base salary of $510,000 pursuant to his employment agreement with us. Mr. Henley also received a performance incentive bonus of $70,272 under the 2005 Bonus Plan for 2009. In addition, on May 13, 2009, we granted Mr. Henley 70,976 shares of restricted stock and an option to purchase 57,638 shares of common stock under the Fifth Amended and Restated 1999 Equity Incentive Plan, as amended (the 1999 Equity Incentive Plan). The exercise price of the stock option is $15.47 per share, which was the fair market value of the common stock on the grant date as determined under the 1999 Equity Incentive Plan. Both the stock option and the restricted stock will vest in equal annual installments over a period of four years after the grant date. The Compensation Committee considers that the compensation paid to Mr. Henley for 2009 was reasonable and appropriate under the circumstances.

CEO Succession Plan.  In 2009, our Board of Directors adopted a policy that requires our Board of Directors to regularly approve a CEO succession plan.

Executive Officer Stock Ownership Guidelines.  In 2009, our Board of Directors adopted Executive Officer Stock Ownership Guidelines, which require our executive officers to acquire and hold shares of common stock equal in value to a multiple of their annual base salary. The CEO must maintain value equal to three times his annual salary, and the remaining executive officers must maintain value equal to twice their annual salary. Qualifying shares include owned shares, unvested restricted stock, unvested restricted stock units, and the value of any vested stock options. There is a five-year accumulation period beginning on the later of (i) becoming an officer subject to the share ownership guidelines or (ii) July 1, 2010.

Compensation and Risk.  We believe that our performance-based compensation and equity programs create appropriate incentives to increase long-term stockholder value. These programs have been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of these programs include:

•	limits on annual incentive and long-term performance awards, thereby defining and capping potential payouts;

•	proportionately greater award opportunity derived from the long-term incentive program compared to annual incentive plan, creating a greater focus on sustained company performance over time;

•	the application of an annual incentive metric that aligns senior management against the balanced objectives of increased revenues, increasing net income, and generating cash flow;

•	use of three long-term incentive vehicles — restricted stock, restricted stock units and stock options — that vest over a number of years, thereby providing strong incentives for sustained operational and financial performance;

•	a long-term incentive program that has overlapping vesting periods, such that at any one time up to four separate awards are affected by current year performance, thereby requiring sustained high levels of performance; and

•	share ownership guidelines for senior executives, monitored by the Compensation Committee, that ensure alignment with shareholder interests over the long term.

In light of these features of our compensation program, we conclude that the risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on us.

EXECUTIVE COMPENSATION

Summary Compensation Information

The table below sets forth summary compensation information for each of the last three fiscal years for our principal executive, our principal financial officer, our three other most highly compensated executive officers who were serving in such capacities on December 31, 2009, and our principal financial officer who served until December 11, 2009, who we refer to collectively as our named executive officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other	Total
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Awards(1)	Compensation(2)	Compensation(3)	Compensation

Gary D. Henley	2009	$504,500	—	$1,097,999	$350,946	$70,272	$12,800	$2,036,517
President and Chief	2008	470,150	—	328,388	601,495	323,089	17,080	1,740,202
Executive Officer	2007	416,250	$74,906	541,800	559,500	129,624	22,776	1,744,856
Lance A. Berry	2009	242,717	—	451,501	38,834	18,662	10,453	762,167
Senior Vice President and Chief Financial Officer
John K. Bakewell(4)	2009	289,932	—	170,170	78,844	28,790	26,675	594,411
Former Executive Vice	2008	293,675	—	233,520	216,538	134,629	12,810	891,172
President and Chief Financial Officer	2007	267,250	32,212	433,440	—	55,106	17,868	805,876
William L. Griffin, Jr.	2009	309,000	—	534,396	71,915	25,920	9,545	950,776
Senior Vice President, Global Operations
Edward A. Steiger	2009	235,175	—	284,076	41,349	19,872	150,635	731,107
Senior Vice President, Human Resources
Frank S. Bono	2009	289,175	—	328,273	67,841	24,434	15,754	725,477
Senior Vice	2008	278,350	—	204,330	168,419	104,499	11,850	767,448
President and Chief Technology Officer

(1)	The amounts in the Stock Awards and Option Awards columns represent grant date fair value computed in accordance with FASB ASC Topic 718. For Stock Awards, which consist of restricted stock, the grant date fair value per share is equal to the closing price of our stock on the date of grant. See note 12 to our Audited Financial Statements contained in our Annual Report on Form 10-K for a discussion of assumptions used to determine fair value of Option Awards.

(2)	The amounts in the Non-Equity Incentive Plan Compensation column represent amounts earned by each named executive officer under the 2005 Bonus Plan for that year.

(3)	The amounts in the All Other Compensation column are more fully described in the table under “All Other Compensation — Supplemental.”

(4)	Mr. Bakewell resigned from his position as our Executive Vice President and Chief Financial Officer effective December 11, 2009.

See Compensation Discussion and Analysis above for a complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such payment.

All stock options and shares of restricted stock vest upon a change in control, as defined in the 1999 Equity Incentive Plan and 2009 Equity Incentive Plan.

All Other Compensation — Supplemental

The table below sets forth other compensation information for each of the last three fiscal years for our named executive officers.

			Housing/								Total
Name and		401k	Car		Travel	Financial	Insurance	Relocation	Club	Gross	Other
Principal Position	Year	Match	Allowance	Vacation	Bonus	Planning	Premiums	Expenses	Dues	Up	Compensation

Gary D. Henley	2009	$7,350	—	—	—	$4,450	$1,000	—	—	—	$12,800
President and Chief	2008	6,900	$2,400	—	—	—	—	—	$7,780	—	17,080
Executive Officer	2007	6,750	9,600	—	—	—	—	—	6,336	$90	22,776
Lance A. Berry	2009	7,327	—	—	$1,500	500	1,000	—	—	126	10,453
Senior Vice President and Chief Financial Officer
John K. Bakewell	2009	7,350	—	$11,825	1,500	5,000	1,000	—	—	—	26,675
Former Executive Vice	2008	6,900	2,100	—	1,500	—	1,556	—	—	754	12,810
President and Chief Financial Officer	2007	6,750	8,400	—	—	—	1,556	—	300	862	17,868
William L. Griffin, Jr.	2009	7,350	—	—	—	1,195	1,000	—	—	—	9,545
Senior Vice President, Global Operations
Edward A. Steiger	2009	7,085	—	—	—	—	1,000	$89,793	—	52,757	150,635
Senior Vice President, Human Resources
Frank S. Bono	2009	7,350	—	—	7,500	—	904	—	—	—	15,754
Senior Vice President	2008	6,900	1,950	—	3,000	—	—	—	—	—	11,850
and Chief Technology Officer

Grants of Plan-Based Awards

The table below sets forth information concerning grants of plan based awards in 2009 to our named executive officers.

						Awards:		Grant Date
		Estimated Future Payouts			All Other	Number of	Exercise	Fair Value of
		Under Non-Equity Incentive			Awards:	Securities	Price of	Stock and
	Grant	Plans(1)			Number of	Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	Shares of Stock	Options	Awards(2)	Awards(3)

Gary D Henley	5/13/2009	—	—	—	—	57,638	$15.47	$350,946
	5/13/2009	—	—	—	70,976	—	—	1,097,999
		$30,270	$378,375	$756,750	—	—	—	—
Lance A. Berry	5/13/2009	—	—	—	—	6,378	15.47	38,834
	5/13/2009	—	—	—	17,854	—	—	276,201
	12/11/2009	—	—	—	10,000	—	—	175,300
		8,738	109,223	218,446	—	—	—	—
John K. Bakewell	5/13/2009	—	—	—	—	12,949	15.47	78,844
	5/13/2009	—	—	—	11,000	—	—	170,170
		11,597	144,966	289,932	—	—	—	—
William L. Griffin, Jr.	5/13/2009	—	—	—	—	11,811	15.47	71,915
	5/13/2009	—	—	—	34,544	—	—	534,396
		11,124	139,050	278,100	—	—	—	—
Edward A. Steiger	5/13/2009	—	—	—	—	6,791	15.47	41,349
	5/13/2009	—	—	—	18,363	—	—	284,076
		8,466	105,829	211,658	—	—	—	—
Frank S. Bono	5/13/2009	—	—	—	—	11,142	15.47	67,841
	5/13/2009	—	—	—	21,220	—	—	328,273
		10,410	130,129	260,258	—	—	—	—

(1)	Estimated Future Payouts Under Non-Equity Incentive Plans represent the threshold, target, and maximum amounts that could be earned under the 2005 Bonus Plan at targets established for each level. Each named executive officer had a target incentive amount that could be earned if we met the targets established. Until the threshold performance is obtained, no incentive is earned. If the maximum performance had been achieved, the named executive officers would have received 200% of their targeted amount.

(2)	The exercise price of each stock option granted to our named executive officers is equal to the fair market value, within the meaning of the 1999 Equity Incentive Plan, of the underlying shares of common stock on the grant date, calculated as the closing price on the trading day immediately prior to the grant date. The closing market price on the date of the grant of each stock option was $14.96 per share.

(3)	The grant date fair value is computed in accordance with FASB ASC Topic 718. For Stock Awards, which consist of restricted stock, the grant date fair value per share is equal to the closing price of our stock on the date of grant. See note 12 to our Audited Financial Statements contained in our Annual Report on Form 10-K for a discussion of assumptions used to determine fair value of Option Awards.

See Compensation Discussion and Analysis above for a complete description. All the stock options granted to the named executive officers were granted under the 1999 Equity Incentive Plan. The Compensation Committee, which administers the 1999 Equity Incentive Plan, has general authority to accelerate, extend, or otherwise modify the benefits under the stock options in certain circumstances within overall plan and other limitations. The Compensation Committee has no present intention to exercise that authority with respect to these stock options.

All the shares of restricted stock were granted under our 1999 Equity Incentive Plan, with the exception of Mr. Berry’s December 11, 2009 grant, which was made under our 2009 Equity Incentive Plan.

All stock options and shares of restricted stock vest upon a change in control, as defined in the 2009 Equity Incentive Plan and 1999 Equity Incentive Plan. All of the stock options and restricted shares granted to our named executive officers in 2009 vest in equal annual installments on the first through fourth anniversaries of the grant date.

Outstanding Equity Awards

The table below sets forth information regarding the outstanding equity awards held by our named executive officers at December 31, 2009.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of		Market Value
	Underlying	Underlying				Shares of		of Shares of
	Unexercised	Unexercised		Option		Stock That		Stock That
	Options	Options		Exercise	Option	Have Not		Have Not
Name	Exercisable	Unexercisable		Price	Expiration Date	Vested		Vested(1)

Gary D. Henley	225,000	75,000	(2)	$19.52	4/4/2016	—		—
	25,000	25,000	(3)	24.08	5/17/2017	—		—
	12,500	37,500	(4)	29.19	5/14/2018	—		—
	—	57,638	(5)	15.47	5/13/2019	—		—
	—	—		—	—	90,664	(6)	$1,717,176
Lance A. Berry	15,450	—		27.30	10/23/2013	—		—
	40,000	—		30.11	3/25/2014	—		—
	50,000	—		23.39	4/4/2015	—		—
	3,751	3,750	(2)	19.52	4/4/2016	—		—
	2,500	7,500	(4)	29.19	5/14/2018	—		—
	—	6,378	(5)	15.47	5/13/2019	—		—
	—	—		—	—	36,604	(7)	693,280
John K. Bakewell	—	—		—	—	—		—
William L. Griffin, Jr.	25,000	75,000	(8)	29.88	7/22/2018	—		—
	—	11,811	(5)	15.47	5/13/2019	—		—
	—	—		—	—	34,544	(9)	654,263
Edward A. Steiger	12,500	37,500	(10)	22.07	11/17/2018	—		—
	—	6,791	(5)	15.47	5/13/2019	—		—
	—	—		—	—	18,363	(11)	347,795
Frank S. Bono	37,500	37,500	(12)	25.44	7/24/2017	—		—
	3,500	10,500	(4)	29.19	5/14/2018	—		—
	—	11,142	(5)	15.47	5/13/2019	—		—
	—	—		—	—	26,470	(13)	501,342

(1)	Calculated as the market value on December 31, 2009, which is deemed to have been $18.94 per share, the closing sale price of our common stock reported for transactions effected on the Nasdaq Global Select Market on December 31, 2009.

(2)	These options vest and become exercisable on 4/4/2010.

(3)	These options vest and become exercisable in two equal installments on 5/17/2010 and 5/17/2011.

(4)	These options vest and become exercisable in three equal installments on 5/14/2010, 5/14/2011, and 5/14/2012.

(5)	These options vest and become exercisable in four equal installments on 5/13/2010, 5/13/2011, 5/13/2012 and 5/13/2013.

(6)	11,250 of these shares of restricted stock vest in two equal installments on 5/17/2010 and 5/17/2011. 8,438 of these shares of restricted stock vest in three equal installments on 5/14/2010, 5/14/2011 and 5/14/2012. 70,976 of these shares of restricted stock vest in four equal installments on 5/13/2010, 5/13/2011, 5/13/2012 and 5/13/2013.

(7)	5,000 of these shares of restricted stock vest in two equal installments on 5/17/2010 and 5/17/2011. 3,750 of these shares of restricted stock vest in three equal installments on 5/14/2010, 5/14/2011 and 5/14/2012. 17,854 of these shares of restricted stock vest in four equal installments on 5/13/2010, 5/13/2011, 5/13/2012 and 5/13/2013. 10,000 of these shares of restricted stock vest in four equal installments on 12/11/2010, 12/11/2011, 12/11/2012 and 12/11/2013.

(8)	These options vest and become exercisable in three equal installments on 7/22/2010, 7/22/2011, and 7/22/2012.

(9)	These shares of restricted stock vest in four equal installments on 5/13/2010, 5/13/2011, 5/13/2012 and 5/13/2013.

(10)	These options vest and become exercisable in three equal installments on 11/17/2010, 11/17/2011, and 11/17/2012.

(11)	18,363 of these shares of restricted stock vest in four equal installments on 5/13/2010, 5/13/2011, 5/13/2012 and 5/13/2013.

(12)	These options vest and become exercisable in two equal installments on 7/24/2010 and 7/24/2011.

(13)	5,250 of these shares of restricted stock vest in three equal installments on 5/14/2010, 5/14/2011 and 5/14/2012. 21,220 of these shares of restricted stock vest in four equal installments on 5/13/2010, 5/13/2011, 5/13/2012 and 5/13/2013.

Option Exercises and Stock Vested During 2009

The following table provides information on stock option exercises and vesting of restricted stock during 2009 for the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	Upon Exercise	Acquired on Vesting	on Vesting

Gary D. Henley	—	—	8,437	$125,655
Lance A. Berry	—	—	3,750	55,850
John K. Bakewell	9,249	$18,353	6,500	96,790
William L. Griffin, Jr.	—	—	—	—
Edward A. Steiger	—	—	—	—
Frank S. Bono	—	—	1,750	26,180

DIRECTOR COMPENSATION

Director Compensation

We compensate our directors for their services as members of our Board of Directors and committees with a combination of annual retainers and stock options. Directors who are not employees are eligible to receive compensation for their services as directors, while directors who are our employees are ineligible to receive separate director compensation. The following table sets forth a summary of the compensation we paid to our non-employee directors in 2009:

	Fees Earned or	Stock	Option
Name	Paid in Cash	Awards(1)	Awards(2)	Total

Gary D. Blackford	$45,000	$83,538	$60,888	$189,426
Carmen L. Diersen(3)	5,400	125,072	112,191	242,663
Martin J. Emerson	50,000	83,538	60,888	194,426
Lawrence W. Hamilton	45,825	83,538	60,888	190,251
John L. Miclot	43,750	83,538	60,888	188,176
Amy S. Paul	39,000	83,538	60,888	183,426
Robert J. Quillinan	60,000	83,538	60,888	204,426
David D. Stevens	92,500	83,538	60,888	236,926

(1)	The amounts in the Stock Awards column represent grant date fair value computed in accordance with FASB ASC Topic 718. For Stock Awards, which consist of restricted stock, the grant date fair value per share is equal to the closing price of our stock on the date of grant.

As of December 31, 2009, the directors had the following number of shares of restricted stock outstanding: Mr. Blackford — 8,614; Ms. Diersen — 6,790; Mr. Emerson — 5,400; Mr. Hamilton — 5,400; Mr. Miclot — 5,400; Ms. Paul — 8,614; Mr. Quillinan — 5,400; and Mr. Stevens — 5,400.

(2)	The amounts in the Option Awards column represent grant date fair value computed in accordance with FASB ASC Topic 718. See note 12 to our Audited Financial Statements contained in our Annual Report on Form 10-K for a discussion of assumptions used to determine fair value of Option Awards.

As of December 31, 2009, the directors had the following number of stock options outstanding: Mr. Blackford — 25,000; Ms. Diersen — 15,000; Mr. Emerson — 52,500; Mr. Hamilton — 40,000; Mr. Miclot — 40,000; Ms. Paul — 25,000; Mr. Quillinan — 40,000; and Mr. Stevens — 70,000.

(3)	Ms. Diersen was appointed by our Board of Directors on November 12, 2009.

Eligible directors are paid an annual retainer of $35,000. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attending meetings of our Board of Directors and its committees. In addition, upon their initial election to our Board of Directors, eligible directors are granted a stock option to purchase 15,000 shares of common stock and a restricted stock award worth approximately $125,000 on the date of grant. Directors reelected to office shall be granted an option to purchase 10,000 shares of common stock and a restricted stock award worth approximately $83,500 on the date of grant. The stock options for all directors, except Ms. Diersen, were granted pursuant to the 1999 Equity Incentive Plan, and Ms. Diersen’s stock options were granted pursuant to the 2009 Equity Incentive Plan. Stock options were granted with an exercise price equal to the fair market value of the common stock on the grant date as determined under the respective plan. The stock options vest and become exercisable in equal annual installments over a period of four years after the grant date for the initial 15,000 share stock option and for the subsequent 10,000 share stock option. The restricted stock awards were granted pursuant to the 2009 Equity Incentive Plan and vest in equal annual installments over a period of four years after the grant date for the initial $125,000 restricted stock award and in a single installment one year after the grant date for the subsequent $83,500 restricted stock award. Future equity awards will be granted to eligible directors under our 2009 Equity Incentive Plan.

In addition to the compensation discussed above, eligible directors are paid in accordance with the following:

•	The non-executive Chairman of our Board of Directors is paid a supplemental annual retainer of $50,000.

•	Audit Committee — The members of the Audit Committee are paid a supplemental annual retainer of $25,000 for the chairman and $10,000 for the other members.

•	Compensation Committee — The members of the Compensation Committee are paid a supplemental annual retainer of $10,000 for the chairman and $5,000 for the other members.

•	Nominating, Compliance and Governance Committee — The members of the Nominating, Compliance and Governance Committee are paid a supplemental annual retainer of $10,000 for the chairman and $5,000 for the other members.

Our Board of Directors has adopted Director Stock Ownership Guidelines whereby each non-employee director is required to hold 25,000 shares, vested options, or vested restricted shares. Each director shall be given three years to achieve the threshold ownership. Once the threshold is reached, a director would be permitted to sell shares; provided, that the threshold is maintained. When a director leaves our Board of Directors, the director may sell any vested shares he or she possesses.

Compensation Committee Interlocks and Insider Participation

Lawrence W. Hamilton, Martin J. Emerson, and David D. Stevens, our current directors, served as members of the Compensation Committee of our Board of Directors in 2009. No member of the Compensation Committee is or was an officer or employee of ours or any of our subsidiaries. In addition, no executive officer of ours served during 2009 as a director or a member of the compensation committee of any entity that had an executive officer serving as our director or a member of our Compensation Committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees

Upon the recommendation of the Nominating, Compliance and Governance Committee, our Board of Directors has nominated the individuals listed below for election as our directors. Each nominee is an existing director and, except Carmen L. Diersen, was elected by our stockholders at the 2009 annual meeting of stockholders. Ms. Diersen was appointed by our Board of Directors on November 12, 2009. Each nominee has consented to serve on our Board of Directors. Our Board of Directors does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee was to become unable to serve as a director, our Board of Directors may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee.

David D. Stevens.  Mr. Stevens, age 56, has been one of our directors since 2004. He is currently the independent director serving as the Chairman of our Board of Directors. He has been a private investor since 2006. Mr. Stevens was the Chief Executive Officer of Accredo Health Group, Inc., a subsidiary of Medco Health Solutions, Inc., from 2005 to 2006. He was the Chairman of the Board and Chief Executive Officer of Accredo Health, Inc. from 1996 to 2005. Mr. Stevens was the President and Chief Operating Officer of Southern Health Systems, Inc. from 1983 to 1996. He is a director of Medco Health Solutions, Inc. and Thomas & Betts Corporation, both public companies.

Gary D. Blackford.  Mr. Blackford, age 52, has been one of directors since 2008. Since 2007, Mr. Blackford has served as Chairman of the Board of Directors of Universal Hospital Services, Inc. In addition to his role as Chairman, Mr. Blackford has been the President, Chief Executive Officer and a member of the Board of Directors of Universal Hospital Services, Inc. since 2003. From 2001 to 2002, Mr. Blackford was Chief Executive Officer for Curative Health Services. From 1999 to 2001, Mr. Blackford served as Chief Executive Officer for ShopforSchool, Inc. He was the Chief Operating Officer for Value Rx from 1995 to 1998 and the Chief Operating Officer and Chief Financial Officer of MedIntel Systems Corporation from 1993 to 1994. Mr. Blackford is a director of Universal Hospital Services, Inc., a public reporting company, and served on the Board of Directors of Compex Technologies, Inc., a public reporting company, from 2005 until its acquisition by Encore Medical Corporation.

Carmen L. Diersen.  Ms. Diersen, age 49, has been one of our directors since December, 2009 when she was appointed by our Board of Directors. Ms. Diersen currently serves as the Chief Financial Officer of Spine Wave, Inc., a developer of advanced materials, techniques and implant systems for spinal surgery. From 2004 to 2006, she served as the Executive Vice President and Chief Financial Officer of American Medical Systems, Inc. From 1992 to 2004, Ms. Diersen held positions of increasing domestic and international responsibility in finance, business development, and general management at Medtronic, Inc., including Vice President of Finance and Administration and Vice President of Business Development, Americas and Asia Pacific. From 1982 to 1992, Ms. Diersen was at Honeywell, Inc. Ms. Diersen has served on the Board of Directors of SonoSite, Inc. and served on the Board of Directors of Memry Corporation from 2004 to 2008 when the company was sold. Ms. Diersen has been a Certified Public Accountant since 1983 and received a B.S. in Accounting from the University of North Dakota and an MBA in General Management from the University of Minnesota, Carlson School of Management.

Martin J. Emerson.  Mr. Emerson, age 46, has been one of our directors since 2006. He currently serves as President, Chief Executive Officer, and Director of Galil Medical, a private medical device company. He was the President and Chief Executive Officer and a director of American Medical Systems Holdings, Inc., a medical device company, from 2005 to January 2008, where he also served as the President and Chief Operating Officer from 2004 to 2005, the Executive Vice President of Global Sales and Marketing and Chief Operating Officer from 2003 to 2004, and a Vice President and the General Manager of International from 2000 to 2002. Mr. Emerson has over twenty-three years of experience in the medical device industry. He was the General Manager and Finance Director in Singapore for Boston Scientific Corporation from 1998 to 2000. Mr. Emerson was the Vice President and Regional Financial Officer in Singapore for MasterCard International Incorporated from 1997 to 1998. He also held management positions with Baxter International Inc. from 1985 to 1997, most recently as the Vice President of Finance of its Hospital Business division. Mr. Emerson is a director of Incisive Surgical, Inc., a private company.

Lawrence W. Hamilton.  Mr. Hamilton, age 52, has been one of our directors since 2007. Mr. Hamilton served as the Senior Vice President, Human Resources at Tech Data Corporation, a distributor of information technology, from 1996 to 2006, and as the Vice President, Human Resources from 1993 to 1996. Mr. Hamilton served in a variety of human resource management positions with Bristol-Myers Squibb Company from 1985 to 1993, including Vice President, Human Resources and Administration at Linvatec Corp., an arthroscopic and endoscopic division of Bristol-Myers Squibb Company, from 1991 to 1993. Mr. Hamilton is a certified Senior Professional in Human Resources and recently received the Certified Compensation Professional designation from the American Compensation Association.

Gary D. Henley.  Mr. Henley, age 61, has been one of our directors and our President and Chief Executive Officer since 2006. He has twenty-five years of experience in the orthopaedic medical device industry. Mr. Henley was an executive with Orthofix International N.V., a diversified orthopaedic products company, from 1997 to 2006, most recently serving as the President of its Americas Division. He was the President of the Endoscopy Video Division of Smith & Nephew Richards, Inc., from 1987 until 1996. Mr. Henley was the President and Chief Executive Officer of Cecorp, Inc., a maker of surgical visualization devices for the arthroscopic and endoscopic markets, from 1982 to 1987.

John L. Miclot.  John L. Miclot, age 51, has been one of our directors since 2007. He is currently the President and Chief Executive Officer of CCS Medical, Inc., a provider of products and services for patients with chronic diseases. Prior to joining CCS Medical, he was the President and Chief Executive Officer of Respironics, Inc., a provider of sleep and respiratory products, from 2003 until 2008. Mr. Miclot served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. His previous employer, Healthdyne Technologies, Inc., a medical device company, was acquired by Respironics, Inc. in 1998. Mr. Miclot served in various positions at Healthdyne Technologies, Inc., including Senior Vice President, Sales and Marketing, from 1995 to 1998. He began his career at DeRoyal Industries, Inc., Baxter International Inc., and Ohmeda Medical, Inc. Mr. Miclot is a director of ev3 Inc., a NASDAQ publicly traded company, chairman of the Board of Directors of Breathe Technologies, Inc., a private company, as well as a director of the Pittsburgh Zoo & PPG Aquarium and Burger King Cancer Caring Center, both charitable institutions.

Amy S. Paul.  Ms. Paul, age 58, has been one of our directors since May 2008. Ms. Paul retired in 2008 following a 26-year career with C.R. Bard, Inc., a medical device company, most recently serving as the Group Vice President-International since 2003. She served in various positions at C.R. Bard, Inc. from 1982 to 2003, including President of Bard Access Systems, Inc., President of Bard Endoscopic Technologies, Vice President and Business Manager of Bard Ventures, Vice President of Marketing of Bard Cardiopulmonary Division, Marketing Manager for Davol Inc., and Senior Product Manager for Davol Inc.

Robert J. Quillinan.  Mr. Quillinan, age 62, has been one of our directors since 2006. He retired in 2003 following a 23-year career with Coherent, Inc., a leading supplier of lasers, precision optics, and related accessories used in commercial and scientific research applications. At Coherent, Inc., Mr. Quillinan served as Executive Vice President of Mergers and Acquisitions from 2002 to 2003, Executive Vice President and Chief Financial Officer from 1983 to 2002, Vice President and Treasurer from 1982 to 1983, and Corporate Controller from 1980 to 1982. He was the Director of Financial Services for Synertek, Inc. from 1978 to 1980 and an audit manager for Main, LaFrentz & Co. from 1971 to 1978. Mr. Quillinan is a director of Iverson Genetic Diagnostics, Inc., a private company, and was a director of Reliant Technologies, Inc., a private company, from 2005 until 2008.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE. Each proxy solicited on behalf of our Board of Directors will be voted FOR the election of the director nominees unless the stockholder instructs otherwise in the proxy.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO OUR
2009 EQUITY INCENTIVE PLAN

Introduction

The 2009 Equity Incentive Plan originally was adopted by our Board of Directors and approved by the stockholders on May 13, 2009. Under the 2009 Equity Incentive Plan, we are authorized to grant equity-based awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units, and stock bonuses to our and our subsidiaries’ employees (including executive officers), directors, and consultants. The purpose of the 2009 Equity Incentive Plan is to provide a means for us to attract able persons to become and remain employees and directors of and consultants to us and our subsidiaries by providing them with long-term, equity based incentive compensation. The objectives of the 2009 Equity Incentive Plan are to strengthen the commitment of employees, directors, and consultants to our welfare and to promote an identity of interest between them and our stockholders.

Summary of Proposed Amendment

The Compensation Committee of our Board of Directors has reviewed the 2009 Equity Incentive Plan and has concluded that it would be in our best interests and the best interest of our stockholders for the 2009 Equity Incentive Plan to be amended to increase by 700,000 the number of shares of our common stock available for awards thereunder. The Compensation Committee has adopted an amendment to the 2009 Equity Incentive Plan to effect these changes, subject to approval by our stockholders in a manner that complies with applicable law, the rules and regulations of the SEC, and the rules and regulations of Nasdaq. If approved by our stockholders, the amendment of the 2009 Equity Incentive Plan will become effective as of May 13, 2010, the date of the annual meeting.

At present, we are authorized to grant equity-based awards under the 2009 Equity Incentive Plan for up to 750,000 shares plus the number of shares of common stock granted under the 1999 Equity Incentive Plan that are not exercised or are forfeited, lapsed, or expired, or otherwise terminate without delivery of any shares of common stock subject thereto, to the extent such common stock would otherwise again have been available under the 1999 Equity Incentive Plan. At February 28, 2010, we had granted stock options to approximately three employees, directors and independent distributors. At February 28, 2010, we had granted restricted stock to approximately 189 employees, directors and independent distributors. At February 28, 2010, we had granted restricted stock units to approximately 25 employees, directors and independent distributors. We thus far have not granted any stock appreciation rights, performance share units, or stock bonuses under the 2009 Equity Incentive Plan. At February 28, 2010, we had not issued shares of common stock pursuant to stock option exercises, and there were outstanding stock options to purchase 32,800 shares of common stock (the weighted-average exercise price for which is $17.98 and the weighted-average remaining term for which is 9.8 years) and unvested restricted shares and restricted stock units of 509,515. As a result, at February 28, 2010, there were 974,442 remaining shares of common stock available for future awards under the 2009 Equity Incentive Plan, our only active equity incentive plan.

Based on our current compensation policies, the Compensation Committee believes that in the near future there will not be a sufficient number of shares of common stock available for future awards under the 2009 Equity Incentive Plan to enable us to continue to achieve our objectives. Therefore, as contemplated in the amendment, the maximum number of shares of common stock for which we may grant awards under the 2009 Equity Incentive Plan will be increased by 700,000 shares from 750,000 to 1,450,000 shares, of which full value awards are limited to 1,450,000 shares, plus the number of shares of common stock granted under the 1999 Equity Incentive Plan that are not exercised or are forfeited, lapsed, or expired, or otherwise terminate without delivery of any shares of common stock subject thereto, to the extent such common stock would otherwise again have been available under the 1999 Equity Incentive Plan. The additional shares represent a 93% increase in the number of authorized shares under the 2009 Equity Incentive Plan, but constitute only 2% of the 38,764,321 shares of common stock that were outstanding on February 28, 2010. The additional 700,000 shares, together with the existing 974,442 shares at February 28, 2010, of which 319,039 may be granted as full value awards, are expected to provide us with a sufficient number of available shares of common stock to make awards under the 2009 Equity Incentive Plan for the foreseeable future.

To address stockholders’ potential concerns regarding the number of options, restricted shares and restricted stock units we grant in a given year, the Compensation Committee set an annual cap on these awards for each of the next three years, beginning on January 1, 2011. During this period we will not grant a number of shares subject to awards under our 2009 Equity Incentive Plan to employees and non-employee directors, in the aggregate, greater than the RMG threshold percentage for our GICS peer group (3510-Health Care Equipment & Services) of shares of our common stock that we believe will be outstanding over such 3-year period. This would reflect limiting awards to no greater than the RMG 2010 threshold for year 1, the RMG 2011 threshold for year 2, and the RMG 2012 threshold for year 3. This limitation does not apply to awards under plans assumed in acquisitions or issuances under tax-qualified employee stock purchase plans. Solely for the purposes of calculating the “burn rate,” each stock option will be counted once and each share subject to restricted stock or restricted stock unit will be counted twice (equivalent to two shares).

Summary of 2009 Equity Incentive Plan

The following is a summary of the detailed provisions of the 2009 Equity Incentive Plan as proposed to be amended. The statements contained herein are qualified in their entirety by reference to the 2009 Equity Incentive Plan, which sets forth the 2009 Equity Incentive Plan as so amended, a copy of which is attached as Appendix A to this Proxy Statement.

General.  The 2009 Equity Incentive Plan authorizes us to grant to eligible persons the following types of equity-based awards: options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code; options to purchase common stock that do not qualify as incentive stock options under the Code, which are also referred to as “nonqualified stock options”; stock appreciation rights (SARs); shares of restricted stock; restricted stock units; performance share units; and stock bonuses.

Eligible Persons.  Approximately 650 non-union employees and directors of and consultants to us and our related entities are eligible to receive equity-based awards under the 2009 Equity Incentive Plan. Under present law, incentive stock options may be granted only to employees.

Shares Available.  As contemplated by the amendment, the aggregate number of shares of common stock which may be made subject to all awards granted under the 2009 Equity Incentive Plan is 1,450,000 shares, plus the number of shares of common stock granted under the 1999 Equity Incentive Plan that are not exercised or are forfeited, lapsed, or expired, or otherwise terminate without delivery of any shares of common stock subject thereto, to the extent such common stock would otherwise again have been available under the 1999 Equity Incentive Plan. Any and all shares of stock that may be made subject to Awards are authorized to be issued pursuant to Incentive Stock Options. Shares issued as full value awards (that is, awards other than stock options or stock appreciation rights) may not exceed 1,450,000 shares, plus the number of full value awards allowed under the 1999 Equity Incentive Plan that are not exercised or are forfeited, lapsed, or expired, or otherwise terminate without delivery of any shares of common stock subject thereto, to the extent such common stock would otherwise again have been available under the 1999 Equity Incentive Plan. The awards granted under the 2009 Equity Incentive Plan and the foregoing share limitations are subject to equitable adjustment or substitution, as determined by the Compensation Committee, in its sole discretion, in the event of certain changes in our outstanding shares of common stock or its capital structure resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization. In the event that any stock option, SAR, restricted stock, restricted stock unit, or performance share unit expires or is surrendered, terminated, or forfeited, the shares of common stock no longer subject to such award will be released and thereafter available for new awards to be granted under the 2009 Equity Incentive Plan.

At February 28, 2010, we had granted stock options and stock bonuses to approximately three employees, directors and independent distributors. At February 28, 2010, we had granted full value awards to approximately 214 employees, directors and independent distributors. We thus far have not granted any stock appreciation rights, performance share units, or stock bonuses under the 2009 Equity Incentive Plan. At February 28, 2010, there were outstanding stock options to purchase 32,800 shares of common stock (the weighted-average exercise price for which is $17.98 and the weighted-average remaining term for which is 9.8 years) and unvested restricted shares and restricted stock units of 509,515. At February 28, 2010, we had transferred 766,757 shares from the 1999 Equity

Incentive Plan, of which 78,554 were full value awards. As a result, at February 28, 2010 and as contemplated by the amendment, there will be 1,674,442 remaining shares of common stock available for future awards under the 2009 Equity Incentive Plan, of which full value awards will be limited to 1,019,039 shares.

Administration.  The Compensation Committee of our Board of Directors is authorized to administer the 2009 Equity Incentive Plan. The Compensation Committee has the authority, subject to the provisions of the 2009 Equity Incentive Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the administration of the 2009 Equity Incentive Plan as it may deem necessary or advisable. The Compensation Committee has the power, subject to the provisions of the 2009 Equity Incentive Plan, to select the eligible persons to participate in the 2009 Equity Incentive Plan; determine the nature and extent of the awards to be made to each participant; determine the time or times when awards will be made to participants; establish the performance goals and determine the period of time within which performance is measured with respect to performance share units; determine the period of time during which shares of restricted stock are subject to restrictions; determine the conditions for the payment of awards; and prescribe the forms of agreements and documents evidencing the awards.

Types of Equity-Based Awards.

Stock Options.  The Compensation Committee may grant awards of stock options to eligible persons under the 2009 Equity Incentive Plan. Nonqualified stock options may be granted to all eligible persons, but incentive stock options may be granted only to employees of ours and our related entities.

The Compensation Committee may set the exercise price of stock options, provided that the exercise price is not less than the fair market value of the underlying common stock on the date of grant. Stock options will vest and become exercisable in such a manner and on such date or dates as are determined by the Compensation Committee. The stock options will expire after a period not exceeding 10 years from the date of grant, as determined by the Compensation Committee, subject to earlier termination in the event that the participant’s employment or service with us or a related entity ceases before the end of the option period. If an incentive stock option is granted to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of our stock, the option period may not exceed five years and the exercise price may not be less than 110% of the fair market value of the underlying common stock on the date of grant. Each stock option is to be evidenced by a stock option agreement containing such provisions, consistent with the 2009 Equity Incentive Plan, as are determined by the Compensation Committee.

Stock Appreciation Rights.  The Compensation Committee may grant awards of stock appreciation rights to eligible persons, alone or in tandem with stock options, pursuant to the 2009 Equity Incentive Plan. A SAR confers on the participant the right to receive the value equal to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price of the SAR. We may pay an exercised SAR’s excess value in the form of cash, shares of common stock, or a combination of both as determined by the Compensation Committee. If, on the day that an unexercised SAR is scheduled to expire, the fair market value of the common stock exceeds the exercise price of the SAR, the SAR will be deemed to have been exercised by the participant on such last day, and we will make the appropriate payment therefore. Each SAR is to be subject to such terms and conditions as are imposed by the Compensation Committee and are not inconsistent with the 2009 Equity Incentive Plan.

Restricted Stock.  The Compensation Committee may grant awards of restricted stock to eligible persons under the 2009 Equity Incentive Plan. Upon the award of the restricted stock, we issue such stock to be held in a restricted book entry account in the name of the participant. The participant’s rights to the restricted stock are subject to certain transferability and forfeiture restrictions during a restricted period which commences on the date of grant of the restricted stock and expires from time to time in accordance with a schedule established by the Compensation Committee. While the restrictions are in place, the participant generally has the rights and privileges of a stockholder as to the restricted stock, including the right to vote the restricted stock and to receive dividends thereon. Upon the expiration of the restricted period, the restrictions are of no further force or effect with respect to the restricted stock, and we will remove the restrictions of such restricted book entry account. Each restricted stock award is to be evidenced by an agreement between us and the participant setting forth the applicable restrictions.

Restricted Stock Units.  The Compensation Committee may grant awards of restricted stock units to eligible persons pursuant to the 2009 Equity Incentive Plan. A restricted stock unit is a hypothetical investment equal to one share of common stock. We do not issue any shares of common stock when a restricted stock unit award is made, and the participant is not considered a stockholder of ours. The participant’s rights with respect to the restricted stock units are subject to certain forfeiture provisions during a restricted period which commences as of the date of grant of the restricted stock units and expires from time to time in accordance with a schedule established by the Compensation Committee. Upon the expiration of the restricted period, we deliver to the participant one share of common stock for each restricted stock unit for which the restrictions have expired. The terms and conditions of each grant of restricted stock units are to be reflected in a written award agreement.

Performance Share Units.  The Compensation Committee is authorized to establish performance share unit programs and may grant awards of performance share units to eligible persons in accordance with such programs under the 2009 Equity Incentive Plan. The Compensation Committee determines the number of performance share units to be granted to each eligible person who is selected to receive such an award. At the beginning of each performance measurement period, referred to in the 2009 Equity Incentive Plan as an “award period,” the Compensation Committee establishes written performance goals based on our financial objectives for such award period and a schedule relating the accomplishment of the performance goals to the performance share units to be earned by the participants. The performance goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or any other measurement of corporate performance and may be determined on an individual basis or by categories of participants. The Compensation Committee may adjust the performance goals during the award period to account for certain events affecting us. At the completion of the award period, the Compensation Committee calculates the number of shares of common stock earned with respect to each participant’s performance share unit award by multiplying the number of performance share units granted to the participant by a performance factor representing the degree of attainment of the performance goals. Payment of earned performance share units is made in the form of shares of common stock or, at the Compensation Committee’s discretion, cash if requested by the participant.

Stock Bonuses.  The Compensation Committee may issue unrestricted shares of common stock to eligible persons pursuant to the 2009 Equity Incentive Plan. The Compensation Committee may grant the stock awards as or in payment of a bonus to the participant, to provide incentives for the participant, or to recognize the participant’s special achievements or contributions.

Transferability.  A participant’s rights and interest under the 2009 Equity Incentive Plan, including amounts payable, may not be sold, assigned, donated, transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a participant’s death, to a designated beneficiary to the extent permitted in the 2009 Equity Incentive Plan, or in the absence of such designation, by will or the laws of descent and distribution. The Compensation Committee, however, may allow for the transfer of awards other than incentive stock options to other persons or entities.

Change of Control Provisions.  The award agreements entered into under the 2009 Equity Incentive Plan may provide for change in control provisions. In the absence of such provisions, in the event of any of the following: (i) we are merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by our stockholders in a form other than stock or other equity interests of the surviving entity, (ii) all or substantially all of our assets are acquired by another person, or (iii) the reorganization or liquidation of us, the Compensation Committee may in its discretion and upon at least ten days advance notice to the affected persons, cancel any outstanding awards and pay to the holders in cash the value of such awards based upon the price per share of stock received or to be received by our other stockholders in such event.

Amendment and Termination.  Our Board of Directors may terminate the 2009 Equity Incentive Plan at any time. Our Board of Directors or the Compensation Committee may suspend and, if suspended, reinstate the 2009 Equity Incentive Plan in whole or in part at any time and from time to time. Any amendment of the 2009 Equity Incentive Plan must be approved by our stockholders to the extent that such approval is required by the 2009 Equity Incentive Plan, applicable law, the rules and regulations of the SEC, or the rules and regulations of any national securities exchange on which the common stock is then listed.

Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the 2009 Equity Incentive Plan to us and the participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations.

Stock Options.  The grant of a stock option that does not have a readily ascertainable value will not result in taxable income at the time of the grant for either us or the optionee. Upon exercising an incentive stock option, the optionee will have no taxable income (except that the alternative minimum tax may apply) and we will receive no deduction. Upon exercising a nonqualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the common stock at the time of exercise exceeds the stock option exercise price, and we will be entitled to a deduction for the same amount. The optionee’s income is subject to withholding tax as wages.

The tax treatment of the optionee upon a disposition of shares of common stock acquired through the exercise of a stock option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for two years from the date of grant and one year after exercise, then any gain or loss realized based on the exercise price of the stock option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the optionee will treat the gain realized on the sale as a capital gain. Generally, there will be no tax consequence to us in connection with the disposition of shares of common stock acquired under a stock option, except that we may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

Stock Appreciation Rights.  The grant of a SAR will not result in taxable income to the participant at the time of the award. Upon exercising the SAR, the participant will recognize ordinary income in the amount by which the fair market value of the common stock or the amount of cash, as the case may be, exceeds the SAR exercise price, if any. We will be entitled to a deduction for the same amount. The participant’s income is subject to withholding tax as wages. Upon a disposition of shares of common stock acquired through the exercise of the SAR, the participant may recognize capital gain or loss, the character of which is dependent upon the length of time that the shares have been held. Generally, there will be no tax consequences to us in connection with the disposition of shares of common stock acquired under a SAR.

Restricted Stock.  An award of shares of common stock that is limited in terms of transferability and is subject to a substantial risk of forfeiture (i.e., restricted stock) will not result in taxable income to the participant at the time of the grant. Prior to the lapse of either of the restrictions on the restricted stock, any dividends on such shares will be paid currently and will be treated as ordinary compensation income to the participant, subject to withholding. Upon the lapse of either of the restrictions, the participant will recognize ordinary compensation income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses, less the amount paid for the shares, if any.

Alternatively, within 30 days after transfer of the restricted stock, a participant may make an election under Section 83(b) of the Code, which would allow the participant to include in income in the year that the restricted common stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted common stock were not subject to restrictions. The employer is then entitled to a compensation-paid deduction in the same amount. The election is required to be written and delivered to the employer within that 30-day period. The participant is also required to confirm the election with the filing of the participant’s federal income tax return for the year in which the award is made. Failure to satisfy either of these requirements may invalidate the intended election. In the event of a valid Section 83(b) election, the participant will not recognize income at the time that the restrictions actually lapse. In addition, any appreciation or depreciation in the value of the stock and any dividends paid on the stock after a valid Section 83(b) election are not deductible by the employer as compensation paid. For purposes of determining the period of time that the participant holds the restricted stock, the holding period begins on the award date when a participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary dividend income to the participant and will not be deductible by the employer. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the participant is not entitled to a deduction or tax refund.

We will be entitled to a deduction for the year in which the participant recognizes ordinary income with respect to the restricted stock in an amount equal to such income.

Restricted Stock Units.  The grant of a restricted stock unit will not result in taxable income to the participant at the time of the grant. At the time that we make a payment with respect to the restricted stock unit, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. Wage withholding rules will apply. We will be entitled to a deduction at the time of payment in an amount equal to such income.

Performance Share Units.  The grant of a performance share unit will not result in taxable income to the participant at the time of the grant. At the time that we make a payment with respect to the performance share units, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock received or in the amount of the cash received, as the case may be. Wage withholding rules will apply. We will be entitled to a deduction at the time of payment in an amount equal to such income.

Stock Bonuses.  A participant who receives a stock bonus will recognize ordinary compensation income upon receipt of the stock in an amount equal to the fair market value of the stock on the date of grant. Wage withholding rules will apply. We will be entitled to a deduction at the time of grant in an amount equal to such income.

Effect of Section 162(m) of the Code.  Section 162(m) of the Code limits to $1,000,000 per person the annual amount that we may deduct for compensation paid to any of our most highly compensated employees. Compensation payable as a result of the attainment of performance goals may be excluded from this limit. To qualify as performance-based compensation, the 2009 Equity Incentive Plan and the awards made thereunder must meet certain requirements. For example, stock options and SARs granted with an exercise price not less than the fair market value of the underlying shares of common stock are considered performance-based compensation, so long as the 2009 Equity Incentive Plan and the stock option or SAR meet certain requirements, because the amount of compensation is attributable to an increase in the price of the common stock. Restricted stock awards may or may not qualify as performance-based compensation, depending on whether the vesting of the restricted stock is based on the attainment of performance-based goals.

Common Stock Price

The last sale price of our common stock on March 23, 2010, as reported by the Nasdaq Global Select Market, was $17.16 per share.

Award Grants

Past Award Grants.  The following table sets forth information regarding the number of equity-based awards that were made, in the aggregate, under the 1999 Equity Incentive Plan and the 2009 Equity Incentive Plan during 2009, to (i) each of our named executive officers, (ii) all current executive officers as a group, (iii) all current directors, who are not executive officers, as a group, and (iv) all employees, who are not executive officers, as a group. There is no applicable disclosure to be made with regard to any associate of our current directors, director nominees, and executive officers or any other recipient of 5% or more of the stock options.

	Number of Shares of Common	Number of Shares of Restricted
	Stock Underlying	Stock or Phantom
Name or Category	Options on Exercise	Stock Units on Vesting

Gary D. Henley	57,638	70,976
Lance A. Berry	6,378	27,854
John K. Bakewell	12,949	11,000
William L. Griffin	11,811	34,544
Edward A. Steiger	6,791	18,363
Frank S. Bono	11,142	21,220
All current executive officers as a group	100,817	186,647
All current directors, who are not executive officers, as a group	85,000	44,590
All employees, who are not executive officers, as a group	82,414	516,326

Future Award Grants.  The granting of equity-based awards under the 2009 Equity Incentive Plan is at the discretion of the Compensation Committee. The Compensation Committee has not yet determined any additional awards that will be granted under the 2009 Equity Incentive Plan to the persons and groups of persons identified in the preceding table. See “Executive Compensation — Grant of Plan Based Awards” for information regarding the stock options, restricted stock, and restricted stock units granted in 2009 to our executive officers named in the Summary Compensation Table.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR 2009 EQUITY INCENTIVE PLAN. Each proxy solicited on behalf of our Board of Directors will be voted FOR the approval of an amendment to our 2009 Equity Incentive Plan unless the stockholder instructs otherwise in the proxy.

PROPOSAL 3 — APPROVAL OF THE MATERIAL TERMS OF OUR 2010 EXECUTIVE
PERFORMANCE INCENTIVE PLAN

Introduction

On March 20, 2010, the Compensation Committee of our Board of Directors adopted the 2010 Executive Performance Incentive Plan. For purposes of Section 162(m) of the Code, the material terms of the 2010 Executive Performance Incentive Plan must be approved by our stockholders to enable us to fully deduct for tax purposes compensation that is intended to qualify as “performance-based compensation.”

Purpose of the Proposal

Our Board of Directors is requesting that stockholders approve the material terms of the 2010 Executive Performance Incentive Plan to enable us to fully deduct for tax purposes payments under the 2010 Executive Performance Incentive Plan that are intended to qualify as “performance-based compensation.” Under Section 162(m), the federal income tax deductibility of compensation paid to our CEO and our three other most highly compensated officers (other than our CEO and principal financial officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (Covered Employees) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as performance-based compensation. In addition to certain other requirements, for awards under the 2010 Executive Performance Incentive Plan to constitute performance-based compensation, the material terms of the 2010 Executive Performance Incentive Plan must be disclosed to and approved by our stockholders. Under the Section 162(m) regulations, the material terms of the 2010 Executive Performance Incentive Plan are (i) the maximum amount of compensation that may be paid to a participant under the 2010 Executive Performance Incentive Plan during a specified period, (ii) the employees eligible to receive compensation under the 2010 Executive Performance Incentive Plan, and (iii) the business criteria on which performance goals are based. Accordingly, our Board of Directors is asking stockholders to approve the material terms of the 2010 Executive Performance Incentive Plan for Section 162(m) purposes.

The deductibility of awards granted to Covered Employees after our annual meeting will potentially be limited unless the maximum award limits, eligibility provisions and business criteria in the 2010 Executive Performance Incentive Plan are approved by stockholders.

The material terms of the 2010 Executive Performance Incentive Plan are disclosed below as follows: (i) the maximum amount of compensation is described in the section entitled “— Summary of the 2010 Executive Performance Incentive Plan — Maximum Award,” (ii) the eligible employees are described in the section entitled “— Summary of the 2010 Executive Performance Incentive Plan — Individuals Who May Participate,” and (iii) the business criteria are described in the section entitled “— Summary of the 2010 Executive Performance Incentive Plan — Administration of the 2010 Executive Performance Incentive Plan and Performance Goals.” The following summary of the 2010 Executive Performance Incentive Plan, including its material terms, does not purport to be a complete description of all the provisions of the 2010 Executive Performance Incentive Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the 2010 Executive Performance Incentive Plan, which is appended to this proxy statement as Appendix B.

Summary of the 2010 Executive Performance Incentive Plan

The 2010 Executive Performance Incentive Plan provides for objective performance-based awards for selected senior executives, subject to a maximum limit, as described in more detail below. Amounts paid under the 2010 Executive Performance Incentive Plan are intended to qualify as performance-based compensation, which is excluded from the $1,000,000 limit on deductible compensation set forth in Section 162(m) of the Code.

Administration of the 2010 Executive Performance Incentive Plan and Performance Goals.  The Compensation Committee administers and interprets the 2010 Executive Performance Incentive Plan, and any determination made by the Compensation Committee will be final and conclusive. The Compensation Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the

Company or its subsidiaries) as it may deem desirable for the administration of the 2010 Executive Performance Incentive Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the 2010 Executive Performance Incentive Plan, including, without limitation, for the engagement of any counsel, consultant, or agent, will be paid by the Company.

The Compensation Committee has the sole and absolute authority to designate the participants in the 2010 Executive Performance Incentive Plan from the pool of employees qualified to participate in the 2010 Executive Performance Incentive Plan.

Within 90 days of the start of each calendar year, but in no case later than the date which is 25% of the period being measured, the Compensation Committee must establish the performance objectives for all applicable measuring periods during the year. The Compensation Committee must determine the time periods (e.g., quarterly or full-year) for which performance goals will be measured. The Compensation Committee or its designee must communicate performance goals, financial performance measures, the relative weighting of each measure, and the performance minimum threshold, target bonus, and maximum bonus to each participant. However, the weighting of measures of cash flow shall not be greater than the weighted of measures of net income.

Performance goals must be based upon performance measures such as sales revenue, operating income before or after taxes, net income before or after taxes, net income before securities transactions, net or operating income excluding non-recurring charges, return on assets, return on equity, return on capital, market share, earnings per share, cash flow, revenue, revenue growth, expenses, stock price, dividends, total stockholder return, price/earnings ratio, market capitalization, book value, product quality, customer retention, unit sales, strategic business objectives or any other performance measure deemed appropriate by the Compensation Committee in its discretion.

The Compensation Committee must determine a target performance bonus, stated as a percentage of base salary, for each participant. The target performance bonus represents the amount of cash that a participant will receive if all performance goals for each performance measure are met or exceeded.

The Compensation Committee must determine minimum performance thresholds for each of the performance measures. Partial payments of the target performance bonus may be paid only if the minimum performance thresholds are achieved. A participant may not be paid for performance below the minimum performance threshold of any component of the performance measures.

If the performance goals for a performance year are exceeded, the Compensation Committee may pay additional bonus in excess of the target performance bonus. However, no participant may be paid an amount that exceeds twice the target performance bonus unless otherwise determined by the Compensation Committee.

Payments under the 2010 Executive Performance Incentive Plan will be prorated for each component of the performance measures between the minimum performance threshold and the target performance goal and between the target performance goal and the maximum performance bonus.

Financial results will be determined as soon as practicable after the end of each quarter and the end of the performance year. The Compensation Committee will review, approve and certify payments for each quarter and for the performance year. The Compensation Committee will determine in its sole discretion the payments to be made to participants under the 2010 Executive Performance Incentive Plan. Payments will be calculated based on the participant’s basis for award calculation, which is the participant’s base salary in effect at the end of the quarter or performance year, prorated to cover the period under consideration, plus any lump sum merit increases that may have been granted to the participant during the performance year, prorated to cover the period under consideration. All other compensatory incentives, premiums, bonuses or payments will be excluded from the basis for award calculation.

Payments under the 2010 Executive Performance Incentive Plan based on quarterly results for the first, second, or third quarter will be made in the following calendar quarter and may not exceed 20% of a participant’s target bonus for the performance year. Payments based on financial results of the fourth quarter and for the performance year will be made after the end of the performance year and will include make-up payments and overachievement payments based on the full year financial results. Payments under the 2010 Executive Performance Incentive Plan will be made to participants as soon as practicable after the Compensation Committee certifies that one or more of the applicable performance objectives have been attained and certified the amount of the payment. All payments under the 2010 Executive Performance Incentive Plan will be in cash, and delivery must occur on or prior to March 15 of the performance year following the performance year for which payments are to be made. Any withholding of federal, state, or local taxes will be deducted from all payments under the 2010 Executive Performance Incentive Plan.

Subject to certain exceptions, a participant must be employed as of the last day of a performance year to be entitled to a payment under the 2010 Executive Performance Incentive Plan. A participant’s payments under the 2010 Executive Performance Incentive Plan will be prorated if the participant leaves his or her position due to disability, dies, or takes a military leave.

Newly hired individuals may become participants if they are hired on or prior to September 30 of a performance year. Individuals who transfer within the Company or its subsidiaries may also become participants. All payments made to such newly hired or transferred individuals will be prorated for the period of participation in the 2010 Executive Performance Incentive Plan.

Maximum Award.  In no event may any payment under the 2010 Executive Performance Incentive Plan to a participant exceed $1,500,000 for any performance year.

Individuals Who May Participate.  The Compensation Committee has the sole and absolute authority to designate the participants in the 2010 Executive Performance Incentive Plan. To be eligible to participate in the 2010 Executive Performance Incentive Plan, an individual must be a regular full-time or part-time executive employed by the Company or its subsidiaries and be designated as an officer of us or our subsidiaries by our Board of Directors of such entity. In addition, an individual must (i) be employed by us or one of our subsidiaries for at least three months during the performance year with a hire date on or prior to September 30 and must be an employee on December 31 of the performance year, (ii) have met minimum job expectations and have performed satisfactorily, as determined by the participant’s manager/supervisor in conjunction with our Human Resource Department; (iii) not have participated in another formal non-equity incentive plan during the same period in the performance year, other than individuals who have transferred within us or our subsidiaries; and (iv) be employed in the United States, Canada or in a European country in the business unit designated by us as “EMEA.”

If a participant does not maintain an acceptable level of overall performance, the participant may, at the sole discretion of the Compensation Committee, be suspended from the 2010 Executive Performance Incentive Plan.

As of March 20, 2010, approximately 20 employees were eligible to participate in the 2010 Executive Performance Incentive Plan.

Transfer Restrictions; No Right to Continued Employment.  A participant’s rights and interest under the 2010 Executive Performance Incentive Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a participant’s death, to a designated beneficiary to the extent permitted by the 2010 Executive Performance Incentive Plan, or in the absence of such designation, by will or the laws of descent and distribution.

Neither the 2010 Executive Performance Incentive Plan nor any action taken under the 2010 Executive Performance Incentive Plan may be construed as giving any participant any right to be retained in the employ or service of the Company or its subsidiaries.

Term and Amendment.  The 2010 Executive Performance Incentive Plan became effective on March 20, 2010 and will expire on May 13, 2015.

Our Board of Directors of the Compensation Committee may at any time amend, suspend, discontinue, or terminate the 2010 Executive Performance Incentive Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect any then existing rights of any participant in any respect of any performance year that has already begun.

Executive Performance Incentive Plan Payments

Past Payments.  The following table sets forth information regarding the amount of cash paid under the 2005 Bonus Plan during 2009, to (i) each of our named executive officers, (ii) all current executive officers as a group, (iii) all current directors, who are not executive officers, as a group, and (iv) all employees, who are not executive officers, as a group. There is no applicable disclosure to be made with regard to any associate of our current directors, director nominees, and executive officers or any other recipient.

Name or Category	Amount of Award

Gary D. Henley	$70,272
Lance A. Berry	18,662
William L. Griffin	25,920
Edward A. Steiger	19,872
Frank S. Bono	24,434
John K. Bakewell	28,790
All current executive officers as a group	179,082
All current directors, who are not executive officers, as a group	0
All officers, who are not executive officers, as a group	219,414

Future Payments.  Future payments under the 2010 Executive Performance Incentive Plan is at the discretion of the Compensation Committee. See “Board of Directors — Compensation Committee Report — Performance Incentive Bonus” for information regarding the amounts that may be paid in 2010 to our executive officers.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MATERIAL TERMS OF OUR 2010 EXECUTIVE PERFORMANCE INCENTIVE PLAN. Each proxy solicited on behalf of our Board of Directors will be voted FOR the approval of the material terms of the 2010 Executive Performance Incentive Plan unless the stockholder instructs otherwise in the proxy.

PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

The Audit Committee of our Board of Directors has selected KPMG LLP (KPMG) as the independent auditor to perform the audit of our consolidated financial statements for 2010. KPMG has audited our consolidated financial statements since 2002. KPMG is a registered public accounting firm.

Our Board of Directors is asking the stockholders to ratify the selection of KPMG as our independent auditor for 2010. Although not required by law, Nasdaq’s listing standards, or our bylaws, our Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of KPMG are expected to be present at the meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from our stockholders.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS OUR INDEPENDENT AUDITOR FOR 2010. Each proxy solicited on behalf of our Board of Directors will be voted FOR the ratification of the selection of KPMG as our independent auditor for 2010 unless the stockholder instructs otherwise in the proxy. If the stockholders do not ratify the selection, the matter will be reconsidered by the Audit Committee and our Board of Directors.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. In addition to retaining KPMG to audit our consolidated financial statements for 2009, the Audit Committee retained KPMG to provide other auditing and advisory services in 2009. The Audit Committee understands the need for KPMG to maintain objectivity and independence in its audits of our financial statements. The Audit Committee has reviewed all non-audit services provided by KPMG in 2009 and has concluded that the provision of such services was compatible with maintaining KPMG’s independence in the conduct of its auditing functions.

To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for us by our independent auditor. Pursuant to this policy, all audit and non-audit services to be performed by the independent auditor must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

The table below sets forth the aggregate fees billed by KPMG for audit and non-audit services provided to us in 2008 and 2009.

Fees	2009	2008

Audit Fees	$981,000	$1,015,000
Audit-Related Fees	43,000	32,000
Tax Fees:
Tax Compliance Fees	20,000	20,000
All Other Tax Fees	52,000	77,000

Total Tax Fees	72,000	97,000
All Other Fees	—	—

Total	$1,096,000	$1,144,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements included in the annual report on Form 10-K, for the review of a company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Other Independence Measures

We have taken additional steps to ensure the independence of our independent auditor. The Audit Committee requires that the lead and concurring partners assigned to the audit of our consolidated financial statements be rotated off the independent auditor’s audit engagement at least every five years. Our Board of Directors, upon the recommendation of the Audit Committee, also has adopted a policy restricting the hiring of employees or former employees of the independent auditor, who participated in any capacity in the audit of our consolidated financial statements.

EXECUTIVE OFFICERS

Executive Officers and Other Officers

The table below sets forth certain information concerning our executive officers and other officers.

Name	Age	Position(s)

Executive Officers:
Gary D. Henley	61	President & Chief Executive Officer
Lance A. Berry	37	Senior Vice President & Chief Financial Officer
Frank S. Bono	47	Senior Vice President & Chief Technology Officer
William L. Griffin, Jr.	61	Senior Vice President, Global Operations
Edward A. Steiger	58	Senior Vice President, Human Resources
Eric A. Stookey	39	Senior Vice President & Chief Commercial Officer
Other Officers:
Timothy E. Davis, Jr.	40	Senior Vice President, Corporate Development
Rhonda L. Fellows	54	Senior Vice President, Government Affairs, National Accounts & Reimbursements
William J. Flannery	56	Vice President, Logistics & Materials
Cary P. Hagan	43	Senior Vice President, Sales & Marketing — EMEA
Karen L. Harris	48	Senior Vice President, Sales & Marketing — Japan, Latin America & Pacific Rim
Kyle M. Joines	42	Vice President, Manufacturing
Joyce B. Jones	56	Vice President & Treasurer
Lisa L. Michels	35	Vice President & Chief Compliance Officer
Alicia M. Napoli	55	Vice President, Clinical & Regulatory
John T. Treace	38	Senior Vice President, Global Marketing & U.S. Sales
Jennifer S. Walker	42	Vice President & Corporate Controller

Gary D. Henley has been one of our directors and our President and Chief Executive Officer since 2006. He has 26 years of experience in the orthopaedic medical device industry. Mr. Henley was an executive officer with Orthofix International N.V., a diversified orthopaedic products company, from 1997 to 2006, most recently serving as the President of its Americas Division. He was the President of the Endoscopy Video Division of Smith & Nephew Richards, Inc. from 1987 until 1996. Mr. Henley was the President and Chief Executive Officer of Cecorp, Inc., a maker of surgical visualization devices for the arthroscopic and endoscopic markets, from 1982 to 1987.

Lance A. Berry has been our Senior Vice President and Chief Financial Officer since December, 2009. He joined us in 2002, and, until his appointment as Chief Financial Officer, served as Vice President and Corporate Controller. Prior to joining us, Mr. Berry served as audit manager with the Memphis office of Arthur Andersen LLP from 1995 to 2002. Mr. Berry received his Masters degree in Accounting from the University of Mississippi. Mr. Berry is a certified public accountant, inactive.

Frank S. Bono served as our Senior Vice President, Research and Development from 2007 until January, 2010, and now serves as our Senior Vice President and Chief Technology Officer. Mr. Bono has over 18 years of experience in the orthopaedic medical device industry. He was employed by Medtronic Spinal and Biologics, Inc. in various product development positions from 2003 to 2007, serving as Vice President Product Development and most recently as Vice President Ventures Technology Development. Mr. Bono was the Vice President Product Development of Spine Wave, Inc., a minimally invasive spinal implant company, from 2002 to 2003. Mr. Bono was employed by DePuy, Inc., a subsidiary of Johnson & Johnson, holding various technical positions in both total joint and spinal reconstruction from 1992 to 2002, where he ultimately served as the Vice President of Research and Development for the Core Spinal Product line.

William F. Griffin, Jr. has been our Senior Vice President, Global Operations since 2008. Prior to joining us, Mr. Griffin had global responsibility for all operations at Smith & Nephew, Inc. since 2002. From 1997 until 2002, he held positions at Johnson & Johnson Medical, including most recently serving as its Vice President and General Manager. Mr. Griffin began his career in the medical device industry with Becton, Dickinson and Company where he spent 23 years with the final position of Vice President of Global Supply Chain Services.

Edward A. Steiger has been our Senior Vice President, Human Resources since January, 2010, and was previously our Vice President, Human Resources since 2008. He has eight years of experience in the medical device industry and 35 years of experience related to various aspects of human resources. Prior to joining us, Mr. Steiger was employed by Sempra Energy as Vice President, Human Resources for its global businesses from 2003 to 2008. From 1998 to 2003, Mr. Steiger worked for Monsanto Company, most recently as its Vice President, Global Staffing. From 1992 to 1997, Mr. Steiger was Vice President, Human Resources for Tastemaker, a specialty chemical/flavor partnership between Mallinckrodt Inc. and Hercules Incorporated. From 1985 to 1992, Mr. Steiger held a number of key positions at Allergan, Inc. a global eye care pharmaceutical and medical device company

Eric A. Stookey has been our Senior Vice President and Chief Commercial Officer since January, 2010. Mr. Stookey has served us in various other marketing and sales positions since 1995, including as our Vice President, North American Sales from 2007 to January, 2010, as our Vice President — U.S. Sales from 2005 until 2007, as our Senior Director of Sales — Central Region from 2003 to 2005 and as our Director of Marketing for Large Joint Reconstruction Products from 2001 to 2003. He was employed by DePuy Orthopedics, Inc. from 1993 to 1995.

Timothy E. Davis, Jr. has been our Senior Vice President, Business Development since January, 2010 and previously served as our Vice President, Business Development since 2006. He was a partner with MB Venture Partners, LLC, a medical technology and life sciences venture capital firm specializing in musculoskeletal diseases, from 2004 to 2006. Mr. Davis was the Vice President of Vector Fund Management, a healthcare and life sciences venture capital firm, from 1997 to 2004. He was a Senior Consultant at Gemini Consulting Group, a healthcare consulting firm, from 1995 to 1997 and a Sales Specialist at Parke-Davis Company, a pharmaceutical company, from 1992 to 1994.

Rhonda L. Fellows has been our Senior Vice President, Government Affairs, National Accounts and Reimbursements since January, 2010, and previously served as our Senior Vice President, Government Affairs and Reimbursement since 2007. Prior to joining us, she worked for Orthofix International N.V., a diversified orthopaedic products company, from 1998 to 2007, most recently serving as Senior Vice President, Government Affairs and HIPAA Privacy Officer. Ms. Fellows served as National Accounts Manager for Medtronic, Inc., a medical technology company, from 1991 to 1996, until her division was sold to Empi Inc., a manufacturer and provider of non-invasive medical products, where she served from 1996 to 1997.

William J. Flannery has been our Vice President, Logistics and Materials since 2004. He served as our Senior Director — Materials and Purchasing from 1994 to 2004. Mr. Flannery has 30 years of experience in the orthopaedic medical device industry. He was employed by United States Surgical Corporation, a manufacturer of products used to perform minimally invasive surgical procedures, in various operational positions from 1978 to 1994, where he ultimately served as the Senior Director of Materials.

Cary P. Hagan has been our Senior Vice President, Sales and Marketing — EMEA since January, 2010. He served as our Vice President, OrthoRecon Marketing from 2006 until January, 2010, as our Senior Director — Biologics Marketing and Business from 2003 to 2006, as the Product Manager for Biologics from 1996 to 2003, and in various other marketing and sales roles since 1989.

Karen L. Harris has been our Senior Vice President, Sales & Marketing — Japan, Latin America & Pacific Rim Sales and Marketing since January, 2010, and previously served as our Vice President, International Sales and Distribution since 1998. She served as our Vice President — European Business Development from 1997 to 1998. Ms. Harris was employed by MicroAire Surgical Instruments, Inc., in various sales and marketing positions from 1990 to 1997, most recently serving as the Director of International Sales and Marketing.

Kyle M. Joines has been our Vice President, Manufacturing since 2004. He served as our Senior Director — Manufacturing from 2001 to 2004, the Director — Manufacturing from 1998 to 2001, and in various other production positions from 1993 to 1998. Mr. Joines was employed by Precision Castparts Corp., a global manufacturer of complex metal components and products, from 1990 to 1992, where he ultimately served as the Foundry Coordinator.

Joyce B. Jones has been our Vice President and Treasurer since 2002. She served as our Vice President — Finance and Controller from 1998 to 2002 and in various other finance and accounting positions from 1989 to 1998. Ms. Jones was the Corporate Controller of Insituform Technologies, Inc., a provider of specialized pipeline rehabilitation technologies and services, from 1986 to 1989.

Lisa L. Michels has been our Vice President and Chief Compliance Officer since 2008. Prior to joining us, she worked for Smith & Nephew Inc. from 2006 to 2008, most recently as the Group Director of Regulatory Affairs. Ms. Michels was also employed by Baxter International, Inc. from 2004 to 2006 and by GE Medical Systems, a division of General Electric Company, from 1999 to 2004 where she served in various regulatory and compliance positions.

Alicia M. Napoli has been our Vice President, Clinical and Regulatory since 2008. Ms. Napoli was previously Sr. Director of Regulatory and Clinical Affairs at Covidien Ltd. She led global submissions and clinical trials for its Imaging Solutions and Pharmaceutical business sector, including drug and device registrations throughout the world. She spent her first twenty years in progressive quality systems and regulatory compliance positions at Baxter International Inc. and Mallinckrodt Inc.

John T. Treace has been our Senior Vice President, Global Marketing and U.S. Sales since January, 2010. Mr. Treace previously served as our Vice President, Biologics and Extremities Marketing since 2005. He served as our Vice President and General Manager — Biologics and Extremity Marketing from 2003 to 2005 and the Senior Director — Biologics Marketing from 2001 to 2003. Mr. Treace was the Director of Marketing of Medtronic Xomed, Inc., and its predecessor, Xomed Surgical Products, Inc., from 1996 to 2000. He was the Director of Marketing of TreBay Medical Corp. from 1994 to 1996.

Jennifer S. Walker has been our Vice President and Corporate Controller since December 2009. She served as our Assistant Controller from 2001 to 2009 and in various other finance and accounting positions from 1996 to 2001. Prior to joining us, Ms. Walker was employed by Arthur Andersen LLP. Ms. Walker is a certified public accountant.

Code of Business Conduct

We have adopted a Code of Business Conduct which applies to all of our directors, officers, employees and agents, as well as those of our subsidiaries. The Code of Business Conduct satisfies the SEC’s requirements for a “code of ethics” and Nasdaq’s requirements for a “code of conduct.” The Code of Business Conduct is posted on our website at http://www.wmt.com/corporate/codeofconduct.pdf. The information on our website, however, is not a part of this Proxy Statement. The Code of Business Conduct may be waived for any director or officer only by our Board of Directors upon the recommendation of both our Nominating, Compliance and Governance Committee and our ethics officer. Our Board of Directors has no present intention to permit any waiver of the Code of Business Conduct for any director or officer.

OTHER MATTERS

As of the date hereof, our Board of Directors knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. If any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares of common stock represented by proxies that are submitted to us in accordance with their best judgment.

ADDITIONAL INFORMATION

Solicitation of Proxies

We will solicit proxies on behalf of our Board of Directors by mail, telephone, facsimile, or other electronic means or in person. We have retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of $7,500 plus the reimbursement of its distribution costs and other costs and expenses. We will pay the proxy solicitation costs. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and will reimburse them for their reasonable expenses.

Mailing Address of Principal Executive Office

The mailing address of our principal executive office is Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.

Stockholder Proposals for Inclusion in Proxy Statement for 2011 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2011 Annual Meeting of Stockholders, a stockholder proposal must be received by us no later than the close of business on December 13, 2010. Stockholder proposals must be sent to Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Delaware corporate law.

Other Stockholder Proposals for Presentation at 2011 Annual Meeting of Stockholders

For any proposal that is not submitted for inclusion in our proxy statement for the 2011 Annual Meeting of Stockholders, but is instead sought to be presented directly at the meeting, the SEC’s rules permit management to vote proxies in its discretion if: (i) we receive notice of the proposal before the close of business on February 26, 2011, and advise stockholders in the proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) we do not receive notice of the proposal prior to the close of business on February 26, 2011. Notices of intention to present proposals at the 2011 Annual Meeting of Stockholders should be sent to Corporate Secretary, Wright Medical Group, Inc., 5677 Airline Road, Arlington, Tennessee 38002.

By Order of our Board of Directors,

Thomas L. McAllister
Secretary

Arlington, Tennessee
April 15, 2010

APPENDIX A

WRIGHT MEDICAL GROUP, INC.
AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

RECITALS

WHEREAS, the 2009 Equity Incentive Plan (the “Plan”) originally was adopted by our Board of Directors and approved by the stockholders on May 13, 2009;

WHEREAS, it is now desired to amend and restate the Plan in its entirety to increase by 700,000 the number of shares of our common stock, par value $0.01 per share, available for awards under the Plan.

WHEREAS, Section 15 of the Plan provides that the Plan may be amended at any time, in whole or in part, by action of the Company’s Board of Directors or its Compensation Committee; and

NOW, THEREFORE, pursuant to the authority granted by the Compensation Committee, the Plan is hereby amended and restated, effective as of May 13, 2010, as follows:

1.  Purpose.

(a) The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain directors of the Company or any Related Entity and enter and remain in the employ of the Company or any Related Entity and to provide a means whereby employees, directors and consultants of the Company and any Related Entity can acquire and maintain Stock ownership, or be paid incentive compensation measured by reference to the value of Stock, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these employees, directors and consultants.

(b) So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units and Stock Bonus, or any combination of the foregoing.

2.  Definitions.  The following definitions shall be applicable throughout the Plan:

(a) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share Unit or Stock Bonus granted under the Plan.

(b) “Award Period” means a period of time within which performance is measured for the purpose of determining whether a Performance Share Unit has been earned.

(c) “Board” means our Board of Directors of the Company.

(d) “Cause” means the Company or a Related Entity having cause to terminate a Participant’s employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Related Entity or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform the Participant’s duties to the Company or a Related Entity (other than as a result of the Participant’s incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of the Participant’s duties, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct injurious to the Company or a Related Entity, or (iii) the Participant having plead no contest to a charge of a felony or having been convicted of a felony.

(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(f) “Committee” means the full Board, the Compensation Committee of the Board or such other committee as the Board may appoint to administer the Plan.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(h) “Company” means Wright Medical Group, Inc., a Delaware corporation, and any successor thereto.

(i) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(j) “Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

(k) “Eligible Person” means any (i) person regularly employed by the Company or any Related Entity; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or any Related Entity; or (iii) consultant to the Company or any Related Entity.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the closing price of a share of Stock reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted on an automated quotation system, the closing price of a share of Stock reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted on an automated quotation system, the amount determined pursuant to one of the methods set forth in Treas. Reg. § 1.409A-1(b)(5)(iv)(B)(2), as elected by the Committee.

(n) “Full Value Award” means any Award, other than Options or Stock Appreciation Rights, which is settled by the issuance of Common Stock.

(o) “Holder” means a Participant who has been granted an Award.

(p) “Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

(q) “Non-Employee Director” means a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act or any successor rule or regulation.

(r) “Nonqualified Stock Option” means an Option granted under the Plan which is not designated as an Incentive Stock Option.

(s) “Normal Termination” means termination of status as an Eligible Person:

(i) upon retirement pursuant to the retirement plan of the Company or any Related Entity, as may be applicable at the time to the Participant in question;

(ii) on account of Disability;

(iii) with the written approval of the Committee;

(iv) voluntary on the part of the Participant; or

(v) by the Company or any Related Entity without Cause.

(t) “Option” means an Award granted under Section 7 of the Plan.

(u) “Option Period” means the period described in Section 7(c).

(v) “Option Price” means the exercise price set for an Option described in Section 7(a).

(w) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award.

(x) “Performance Goals” means the performance objectives of the Company or a Related Entity during an Award Period or Restricted Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period or Restricted Period.

(y) “Performance Share Unit” means a hypothetical investment equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

(z) “Plan” means the Wright Medical Group, Inc. 2009 Equity Incentive Plan, as may be amended and/or restated from time to time.

(aa) “Qualified Committee” means a committee composed of at least two Qualified Directors.

(bb) “Qualified Director” means a person who is (i) an Non-Employee Director and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(cc) “Related Entity” means, when referring to a subsidiary, any business entity (other than the Company) which, at the time of the granting of an Award, is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain and, when referring to a parent entity, the term “Related Entity” shall mean any entity in an unbroken chain of entities ending with the Company if, at the time of the granting of the Award, each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain. In addition, with respect to an Incentive Stock Option, the definition of “Related Entity” as used in this Plan shall apply by only considering entities that are corporations.

(dd) “Restricted Period” means, with respect to any share of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 10.

(ee) “Restricted Stock” means an Award of Restricted Stock granted under Section 10 of the Plan.

(ff) “Restricted Stock Unit” means a hypothetical investment equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Stock” means the Common Stock or such other authorized shares of stock of the Company as from time to time may be authorized for use under the Plan.

(ii) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(jj) “Stock Bonus” means an Award granted under Section 11 of the Plan.

(kk) “Stock Option Agreement” means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 which defines the rights and obligations of the parties as required in Section 7(d).

(ll) “Vested Unit” shall have the meaning ascribed thereto in Section 10(e).

3.  Effective Date, Duration and Shareholder Approval.  The Plan shall be effective as of May 13, 2009. The effectiveness of the Plan and the validity of any and all Awards granted hereunder is contingent upon approval of the Plan by the stockholders of the Company in a manner which complies with (i) Section 422(b)(1) and, to the extent provided in Section 16 herein, Section 162(m) of the Code and (ii) if listed, the requirements of the national securities exchange with which the Stock is listed. Unless and until the stockholders approve the Plan in compliance with the applicable requirements, no Award granted hereunder shall be effective. The expiration date of the Plan, after which no Awards may be granted hereunder, shall be May 13, 2019; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4.  Administration.  The Plan shall be administered by the full Board or the Committee, provided that the Committee shall be composed of at least two persons, each member of which, at the time he takes any action with respect to an Award under the Plan, shall be a Non-Employee Director; and further provided, that to the extent that the Company determines that an Award is intended to comply with Section 162(m) of the Code, the Plan shall be administered by a Qualified Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to:

(a) select the Eligible Persons to participate in the Plan;

(b) determine the nature and extent of the Awards to be made to each Participant;

(c) determine the time or times when Awards will be made to Participants;

(d) determine the duration of each Award Period and Restricted Period;

(e) determine the conditions to which the payment of Awards may be subject;

(f) establish the Performance Goals for each Award Period;

(g) prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

(h) cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock Units, Performance Share Units, shares of Restricted Stock and Stock Bonuses awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5.  Grant of Awards; Shares Subject to the Plan.  The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock Units, Performance Share Units, shares of Restricted Stock, Stock Bonuses to one or more Eligible Persons; provided, however, that:

(a) Subject to Section 13, the aggregate number of shares of Stock which may be made subject to all Awards shall be equal to the sum of (i) 1,450,000 shares of Common Stock plus (ii) the number of shares of Stock granted under the Company’s Fifth Amended and Restated 1999 Equity Incentive Plan, as amended, that are not exercised or are forfeited, lapse or expire, or otherwise terminate without delivery of any Stock subject thereto, to the extent such Stock would otherwise again have been available for issuance under such Fifth Amended and Restated 1999 Equity Incentive Plan, as amended. The number of Full Value Awards may not exceed the sum of (i) 1,450,000 shares of Common Stock plus (ii) the number of shares of Full Value Awards permitted under the Company’s Fifth Amended and Restated 1999 Equity Incentive Plan, as amended, that have not been granted to an Eligible Person, to the extent such Stock would otherwise again have been available for issuance under such Fifth Amended and Restated 1999 Equity Incentive Plan. Any and all shares of Stock that may be made subject to Awards are authorized to be issued pursuant to Incentive Stock Options;

(b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock, Restricted Stock Unit or Performance Share Unit shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

(c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase; and

(d) The Committee may, in its sole discretion, require a Participant to pay consideration for an Award in an amount and in a manner as the Committee deems appropriate.

6.  Eligibility.  Participation shall be limited to Eligible Persons who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.  Discretionary Grant of Stock Options.  The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Options shall be granted to any Eligible Person who is not an employee of the Company or a Related Entity. Each Option granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement:

(a) Option Price.  The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that no Option shall be granted with a per share exercise price that is less than the Fair Market Value of a share of Stock at the Date of Grant.

(b) Manner of Exercise and Form of Payment.  Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value on the date the Option is exercised or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price.

(c) Option Period and Expiration.  Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years from the Date of Grant, as may be determined by the Committee (the “Option Period”), provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

Unless otherwise stated in the applicable Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

(i) If prior to the end of the Option Period, the Holder shall undergo a Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of such Normal Termination. In such event, the Option shall remain exercisable by the Holder until its expiration, only to the extent the Option was exercisable at the time of such Normal Termination.

(ii) If the Holder dies prior to the end of the Option Period and while still in the employ or service of the Company or any Related Entity or within thirty days of Normal Termination, the Option shall expire on the earlier of the last day of the Option Period or the date that is thirty days after the date of death of the Holder. In such event, the Option shall remain exercisable by the person or persons to whom the Holder’s rights under the Option pass by will or the applicable laws of descent and distribution until its expiration, only to the extent the Option was exercisable by the Holder at the time of death.

(iii) If the Holder ceases to be Eligible Person for reasons other than Normal Termination or death, the Option shall expire immediately upon such cessation of the Holder’s status as an Eligible Person.

(d) Stock Option Agreement — Other Terms and Conditions.  Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which shall contain such provisions as may be determined by the

Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, which shall be subject to the following terms and conditions:

(i) Each Option issued pursuant to this Section 7 or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii) Each share of Stock purchased through the exercise of an Option issued pursuant to this Section 7 shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option expires.

(iii) Subject to Section 12(k), Options issued pursuant to this Section 7 shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by such Holder.

(iv) Each Option issued pursuant to this Section 7 shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

(v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option issued pursuant to this Section 7 a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option issued pursuant to this Section 7 shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(vi) Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

(e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Related Entity, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

(f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(g) Prohibition on Option Repricing. Subject to Section 13, without the prior approval of the Company’s stockholders, the Company shall not, and the Committee shall not authorize the Company to, (i) amend any outstanding Option to reduce its Option Price or (ii) cancel any Option and replace it with the grant of any new Award with a higher intrinsic value. This prohibition on Option repricing shall not be construed to prohibit the adjustments for extraordinary changes in the Company’s capital structure that are otherwise permitted under Section 13 of this Plan.

8.  Stock Appreciation Rights.  Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs independent of any Option. A SAR shall confer on the Holder thereof the right to receive in shares of

Stock, cash or a combination thereof the value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the exercise price for the SAR, with respect to every share of Stock for which the SAR is granted. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting.  SARs granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b) Automatic Exercise.  If on the last day of the Option Period (or in the case of a SAR independent of an Option, the period established by the Committee after which the SAR shall expire), the Fair Market Value of the Stock exceeds the Option Price (or in the case of an SAR granted independent of an Option, the Fair Market Value of the Stock on the Date of Grant), the Holder has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

(c) Payment.  Upon the exercise of a SAR, the Company shall pay to the Holder an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Option Price, in the case of an SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of a SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d) Method of Exercise.  A Holder may exercise a SAR after such time as the SAR vests by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(e) Expiration.  Each SAR shall cease to be exercisable, as to any share of Stock, when the Holder exercises the SAR or exercises a related Option, with respect to such share of Stock. Except as otherwise provided, in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than seven years after the Date of Grant of the SAR. In the case of SARs granted independent of Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

(f) Prohibition on SAR Repricing.  Subject to Section 13, without the prior approval of the Company’s stockholders, the Company shall not, and the Committee shall not authorize the Company to, (i) amend any outstanding SAR to reduce its exercise price or (ii) cancel any SAR and replace it with the grant of any new Award with a higher intrinsic value. This prohibition on SAR repricing shall not be construed to prohibit the adjustments for extraordinary changes in the Company’s capital structure that are otherwise permitted under Section 13 of this Plan.

(g) Fair Market Value.  No SAR shall be granted with an exercise price that is less than the Fair Market Value of a share of Stock at the Date of Grant of the SAR.

9.  Performance Share Units.

(a) Award Grants.  The Committee is authorized to establish Performance Share Unit programs to be effective over designated Award Periods determined by the Committee. The Committee may grant Performance Share Units to Eligible Persons in accordance with such Performance Share Unit programs. At the beginning of each Award Period, the Committee will establish written Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders’ equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Eligible Person who is selected to receive such an Award.

The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

(b) Determination of Award.  At the completion of an Award Period, or at other times as specified by the Committee, the Committee shall calculate the number of shares of Stock earned with respect to each Participant’s Performance Share Units by multiplying the number of Performance Share Units granted to the Participant by a performance factor representing the degree of attainment of the Performance Goals.

(c) Partial Awards.  A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

(d) Form of Payment.  Performance Share Units shall be payable in that number of shares of Stock determined in accordance with Section 9(b); provided, however, that, at its discretion, the Committee may make payment to any Participant in the form of cash upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Stock on the day of payment. Payments of Performance Share Units shall be made as soon as practicable after the completion of an Award Period, but in no event later than two and one half months after the end of the calendar year in which the Award Period ends.

(e) Adjustment of Performance Goals.  The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, (i) extraordinary or non-recurring events experienced during an Award Period by the Company or by any Related Entity whose performance is relevant to the determination of whether Performance Goals have been attained; (ii) any significant changes that may have occurred during such Award Period in applicable accounting rules or principles or changes in the Company’s method of accounting or in that of any Related Entity whose performance is relevant to the determination of whether an Award has been earned or (iii) any significant changes that may have occurred during such Award Period in tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards; provided, however, that with respect to Performance Share Units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility of the compensation includible with respect to such Award under Section 162(m) of the Code.

10.  Restricted Stock and Restricted Stock Units.

(a) Award of Restricted Stock and Restricted Stock Units.

(i) The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units, (B) to issue or transfer Restricted Stock to Eligible Persons, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

(ii) The Holder of Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Holder pending the release of the applicable restrictions, the Holder additionally shall execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements. If a Holder shall fail to execute a Restricted Stock agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Cash dividends and stock dividends with respect to the Restricted Stock shall be currently paid to the Holder.

(iii) Upon the Award of Restricted Stock, the Committee shall either (i) cause a stock certificate registered in the name of the Holder to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee, or (ii) issue such Stock to be held in a restricted book entry account in the name of the Holder. If an escrow arrangement is used, the Committee shall cause the escrow agent to issue to the Holder a receipt evidencing any stock certificate held by it registered in the name of the Holder.

(iv) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit Award is made, and the Company will not be required to set aside a fund for the payment of any such Award.

(b) Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if a stock certificate registered in the name of the Holder is issued and an escrow arrangement is used, the Holder shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in subparagraph (d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates, if any, shall be returned to the Company, and all rights of the Holder to such shares and as a stockholder shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, to the extent provided in subparagraph (d) and the Award agreement, and to the extent such Awards are forfeited, all rights of the Holder to such Awards shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement.

(c) Restricted Period.  The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee and set forth in a written Award agreement. Notwithstanding the foregoing, the Committee shall have the authority to accelerate the end of the Restricted Period on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Date of Grant such action is appropriate.

(d) Forfeiture Provisions.  Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates their status as an Eligible Person during a Restricted Period for any reason, that portion of the Award with respect to which restrictions have not expired shall be completely forfeited to the Company.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units.  Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 10(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Holder, or the Holder’s beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder’s account with respect to such Restricted Stock and the interest thereon, if any. If the shares of Stock are held in a restricted book entry account in the name of the Holder, upon such expiration, the Company shall remove the restrictions of such restricted book entry account for such shares of Restricted Stock which have not been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividend or stock dividends credited to the Holders’ account with respect to such Restricted Stock and the interest thereon, if any.

As soon as administratively feasible, but in no event later than two and one half months after the end of the calendar year in which such occurs, upon the expiration of the Restricted Period with respect to any Restricted Stock Units the Company shall deliver to the Holder, or the Holder’s beneficiary, without charge, one share of Stock for each Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired (“Vested Unit”); provided, however, that, if so noted in the applicable Award agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for Vested Units. If cash payment is made in lieu of delivering Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(f) Stock Restrictions.  Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

“Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of            between Wright Medical Group, Inc. and           . A copy of such Agreement is on file at the offices of the Company at 5677 Airline Road, Arlington, Tennessee 38002.”

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

11.  Stock Bonus.  The Committee may issue unrestricted Stock to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus shall be granted as or in payment of a bonus, to provide incentives, or to recognize special achievements or contributions.

12.  General.

(a) Additional Provisions of an Award.  Awards may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

(b) Privileges of Stock Ownership.  Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

(c) Government and Other Regulations.  The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(d) Tax Withholding.  Notwithstanding any other provision of the Plan, the Company or any Related Entity, as appropriate, shall have the right to deduct from all Awards cash and/or Stock, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay prior to delivery of such Stock, the amount of any such taxes which are required to be withheld, if any, with respect to such Stock. Subject in particular cases to the disapproval of the Committee, shares of Stock of equivalent Fair Market Value in payment of such withholding tax obligations may be accepted if the Holder of the Award elects to make payment in such manner.

(e) Claim to Awards and Employment Rights.  No employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Related Entity.

(f) Designation and Change of Beneficiary.  Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be the Participant’s spouse, if the Participant is unmarried at the time of death, the Participant’s estate.

(g) Payments to Persons other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to such person’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h) No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member’s behalf in such member’s capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(j) Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(k) Non-transferability.  A person’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution; provided, however, the Committee may, in its sole discretion, allow for transfer of Awards other than Incentive Stock Options to other persons or entities. Notwithstanding the foregoing provision, in no event may an Award be transferred by a grantee for value.

(l) Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and any Related Entity and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(m) Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n) Expenses.  The expenses of administering the Plan shall be borne by the Company.

(o) Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p) Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

13.  Changes in Capital Structure.  Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards, and the maximum number of shares of Stock with respect to which any one person may be granted Options or SARs during any year, if applicable, shall be subject to equitable adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards (a) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (b) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustment or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without a loss of deductibility for such Awards under Section 162(m) of the Code. With respect to Awards of Stock rights intended to be excluded from the definition of “deferred compensation” under Code Section 409A, such adjustments or substitutions shall be made only to the extent that the adjustments or substitutions are made pursuant to Treas. Reg. § 1.409A-1(b)(5)(v)(D). The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following: (a) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity; (b) all or substantially all of the assets of the Company are acquired by another person; or (c) the reorganization or liquidation of the Company; then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the Holders thereof, in cash, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14.  Non-exclusivity of the Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

15.  Amendments and Termination.  The Board may at any time terminate the Plan. Subject to Sections 7(g), 8(f) and 13, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that any amendment of the Plan shall require the approval of the Company’s stockholders to the extent that such approval is then required by the Plan, applicable law, the rules and regulations of the Securities and Exchange Commission, or the rules and regulations of any national securities exchange on which the Stock is then listed or any automated quotation system on which the Stock is then quoted.

16.  Effect of Section 162(m) of the Code.  The Plan, and all Awards issued thereunder, are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without shareholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the Date of Grant of an Award that the Award is intended to comply with Section 162(m) of the Code, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code to provide a full Federal income tax deduction has been obtained.

17.  Compliance with Section 409A.

(a) This Plan shall at all times be administered and the provisions of this Plan shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the effective date of this Plan. Without limiting the foregoing, for purposes of Section 409A of the Code,

(i) each “payment” (as defined by Section 409A of the Code) made under this Plan or an Award shall be considered a “separate payment;”

(ii) payments shall be deemed exempt from the definition of deferred compensation under Section 409A of the Code to the fullest extent possible under (i) the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), and (ii) with respect to amounts paid as separation pay no later than the second calendar year following the calendar year containing the participant’s “separation from service” (as defined for purposes of Section 409A of the Code) the “two years/two-times” separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference, and

(iii) if the Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its affiliates) as of the Participant’s separation from service, to the extent any payment under the Plan or an Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code) and to the extent required by Section 409A of the Code, no payments due under the Plan or an Award may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service. To the extent that the payment terms for an Award are otherwise set forth in a written employment agreement or change in control agreement with a specified employee (or other Company plan applicable to the specified employee) and such payment terms otherwise meet the requirements of Section 409A of the Code and the application of such terms does not result in a violation of Section 409A of the Code, the foregoing payment terms shall be disregarded and the payment terms set forth in the applicable agreement or plan shall apply.

(b) If this Plan or any Award fails to meet the requirements of Section 409A of the Code, neither the Company nor any of its affiliates shall have any liability for any tax, penalty or interest imposed on the Participant by Section 409A of the Code, and the Participant shall have no recourse against the Company or any of its affiliates for payment of any such tax, penalty or interest imposed by Section 409A of the Code.

IN WITNESS WHEREOF, the undersigned has caused the Plan to be executed on behalf of the Company as of May 13, 2010.

WRIGHT MEDICAL GROUP, INC.

By:
       Gary D. Henley
       President and Chief Executive Officer

APPENDIX B

WRIGHT MEDICAL GROUP, INC.
2010 EXECUTIVE PERFORMANCE INCENTIVE PLAN

ARTICLE I.
GENERAL PROVISIONS

1.1.  Objectives of the Plan.  The primary objectives of the Plan are to attract, retain, recognize, engage, motivate and reward Executives by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

1.2.  Definitions.  The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Award” shall mean a payment made under the Plan.

(b) “Basis for Award Calculation” shall mean the base salary in effect at the end of the quarter or Performance Year, prorated to cover the period under consideration, plus any lump sum merit increases that may have been granted during the Performance Year, prorated to cover the period under consideration. All other compensatory incentives, premiums, bonuses or payments of any kind shall be excluded from the Basis for Award Calculation.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(e) “Committee” shall mean the Compensation Committee of the Board or any other committee appointed by the Board which is composed solely of outside directors as defined under the Code and the regulations promulgated thereunder.

(f) “Company” shall mean Wright Medical Group, Inc.

(g) “Disability” shall mean the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

(h) “Effective Date” shall mean the date March 20, 2010.

(i) “Executive” means any person who is legally employed by the Company or its Related Entities and who has been designated an officer of the Company or its Related Entities by the board of directors of such entity.

(j) “Participant” means a regular full-time or part-time Executive who is eligible to participate in the Plan as set forth in Article II.

(k) “Performance Year” means a calendar year, beginning on January 1 of each year.

(l) “Plan” means this 2010 Executive Performance Incentive Plan, as set forth herein and as may be amended from time to time.

(m) “Related Entity” shall mean, when referring to a subsidiary, any business entity (other than the Company) which is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain and, when referring to a parent entity, the term “Related Entity” shall mean any entity in an unbroken chain of entities ending with the Company if each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain.

ARTICLE II.
ADMINISTRATION, ELIGIBILITY AND PARTICIPATION

2.1.  General Administration.  The Plan shall be administered and interpreted by the Committee. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Related Entity) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

2.2.  Performance Objectives.  The Committee shall establish the performance objectives for each Performance Year in accordance with Article III for such financial performance measures as the Committee determines and shall determine the time periods (e.g., quarterly or full-year) for which performance goals shall be measured. The Committee, or its designee, shall communicate performance goals, financial performance measures, the relative weighting of each measure, and the performance minimum threshold, target bonus and maximum bonus to each Participant. Notwithstanding the foregoing, the weighting of measures of cash flow shall not be greater than the weighting of measures of net income.

2.3.  Eligibility.  The Committee shall have the sole and absolute authority to designate actual Participants. At a minimum, a Participant shall be a regular full-time or part-time Executive who meets all of the following criteria:

(a) Participant must be employed by the Company or a Related Entity for at least three (3) months during the Performance Year with a hire date on or prior to September 30 and must be an employee on December 31 of the Performance Year;

(b) Participant must have met minimum job expectations and have performed satisfactorily, as determined by the Participant’s manager/supervisor in conjunction with the Company’s Human Resource Department;

(c) Subject to Section 5.2, the Participant must not have participated in another formal non-equity incentive plan during the same period in the Performance Year; and

(d) Participant must be employed in the United States, Canada or in a European country in the business unit designated by the Company as “EMEA.”

2.4.  Participation.  Participation in one Performance Year does not constitute a right to continue or participate in succeeding Performance Years.

ARTICLE III.
SETTING, DETERMINATION AND CALCULATION OF AWARDS

3.1.  Setting of Performance Goals.  Within ninety (90) days of the start of each Performance Year, but no case, later than the date which is 25% of the period being measured, the Committee shall establish performance goals for all applicable periods during the Performance Year. The performance goals shall be based upon performance measures such as sales revenue, operating income before or after taxes, net income before or after taxes, net income before securities transactions, net or operating income excluding non-recurring charges, return on assets, return on equity, return on capital, market share, earnings per share, cash flow, revenue, revenue growth, expenses, stock price, dividends, total stockholder return, price/earnings ratio, market capitalization, book value, product quality, customer retention, unit sales, strategic business objectives or any other performance measure deemed appropriate by the Committee in its discretion.

3.2.  Determination of the Awards.  The Committee may grant, terminate, decrease, reduce or eliminate Awards as it may determine during the Performance Year; provided, however, that the Committee shall not take action to terminate, decrease, reduce or eliminate Awards after the conclusion of the Performance Year to which the determination relates.

3.3.  Target Performance Bonus.  The Committee shall determine a target performance bonus, stated as a percentage of base pay, for each Participant. The target performance bonus shall represent the Award that the Participant will receive if all performance goals for each performance measure are met or exceeded.

3.4.  Minimum Performance Thresholds.  The Committee shall determine minimum performance thresholds for each of the performance measures. Partial payments of the target performance bonus shall only be paid if the minimum performance thresholds are achieved. A Participant shall not be paid for performance below the minimum performance threshold of any component of an Award. Further, if a Participant does not maintain an acceptable level of overall performance, the Participant may, at the sole discretion of the Committee, be suspended from the Plan.

3.5.  Maximum Performance Bonus.  If the performance goals for a Performance Year are exceeded, the Committee may pay additional bonus in excess of the target performance bonus; provided however, that no Participant shall be paid an amount that exceeds twice the target performance bonus unless otherwise determined by the Committee and in no event shall any payment to any individual under this Plan exceed $1,500,000 for any Performance Year.

3.6.  Basis for Award Calculation.  Based on the terms of the Plan, the Committee shall determine in its sole discretion the Awards to be made. Awards shall be calculated based on the Participant’s Basis for Award Calculation and shall be expressed as a percentage of the Participant’s Basis for Award Calculation.

3.7.  Payout Matrices.  Awards will be prorated for each component of the Plan between the minimum performance threshold and the target performance goal and between the target performance goal and the maximum performance bonus.

ARTICLE IV.
TIMING, CERTIFICATION, CALCULATION AND PAYMENT OF AWARDS

4.1.  Timing of Awards.  Award payments under the Plan based on quarterly financial results of the first, second or third quarter shall be paid in the following calendar quarter. Awards under the Plan based on the financial results of the fourth quarter and for the entire Performance Year shall be made after the end of the Performance Year and will include make-up awards and overachievement awards based on the full year financial results. Payments based on quarterly financial results of the first, second or third quarter each shall not exceed twenty percent (20%) of a Participant’s target bonus for the entire Performance Year.

4.2.  Certification of Results.  Financial results will be determined as soon as practicable after the end of each quarter and the end of the Performance Year. The Committee shall review, approve and certify payments for each quarter and for the fourth quarter/full Performance Year Awards.

4.3.  Grant of Awards.  No Award shall be inconsistent with the terms of the Plan or fail to satisfy the requirements of applicable law. Each Award shall relate to a specific designated Performance Year.

4.4.  Payment.  Except as otherwise provided for hereunder, payment of any Award determined under Article III shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained and the Award. Delivery of the approved Awards must occur on or prior to March 15 of the calendar year following the Performance Year for which Awards are to be made. All Awards hereunder shall be paid in cash.

ARTICLE V.
EMPLOYMENT STATUS CHANGES

5.1.  New Hires.  All eligible Executives newly hired on or prior to September 30th of a Performance Year will have their Awards prorated for the period of participation in the Plan. Awards granted to such newly hired Executives shall not be based upon performance measures achieved under the Plan prior to the date of hire.

5.2.  Transfer.  Executives who transfer within the Company or its Related Entities to or from another non-equity incentive plan or business unit performance measures during the Performance Year will be eligible for an Award under the Plan on a prorated basis, provided that all eligibility requirements are met. Awards granted to such transferred Executives shall not be based upon performance measures achieved under the Plan prior to the date of transfer.

5.3.  Prorated Award.  An Award will be prorated, and paid, if a Participant meets all other eligibility requirements during the Performance Year but is not a regular, active Executive on December 31 of the Performance Year due to one of the following reasons:

(a) Participant leaves his or her position due to a Disability; or

(b) Participant dies during a Performance Year (the prorated Award, if any, will be paid to the Participant’s estate); or

(c) Participant takes a military leave during the Performance Year.

5.4.  Termination of Employment.  Unless otherwise determined by the Committee, a Participant shall not be entitled to any payment hereunder with respect to a Performance Year in the event of the termination of the Participant’s employment with the Company and its Related Entities for any reason prior to the last day of the applicable quarter or Performance Year.

ARTICLE VI.
MISCELLANEOUS MATTERS

6.1.  Term of the Plan.  The Plan became effective on March 20, 2010, the date on which it was adopted by the Compensation Committee (the “Effective Date”). The Plan shall expire on May 13, 2015.

6.2.  Amendment.  The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect any then existing rights of any Participant in any respect of any Performance Year that has already begun.

6.3.  Claim to Awards and Employment Rights.  Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any Related Entity. There is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

6.4.  No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

6.5.  No Limitation on Corporate Actions.  Nothing in this Plan shall be construed to prevent the Company or any of its Related Entities from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have any adverse effect on any Awards made under the Plan. No employee or other person shall have any claim against the Company or any Related Entity as a result of any such action.

6.6.  Non-transferability.  A Participant’s rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Participant’s death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

6.7.  Tax Withholding.  Notwithstanding any other provision of the Plan, the Company or any Related Entity, as appropriate, shall have the right to deduct from all Awards an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Awards.

6.8.  Severability.  If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

6.9.  Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

6.10.  Other Compensation Plans.  The Plan shall not affect any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of compensation for Executives of the Company.

6.11.  Effect of Section 162(m) of the Code.  Upon approval of the Plan by the Stockholders of the Company, the Plan and all Awards issued hereunder, are intended to be performance-based compensation exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee may, without stockholder approval, amend the Plan retroactively and/or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to the Plan. To the extent that the Committee determines as of the payout date of an Award that the Award is intended to comply with Section 162(m) of the Code, such Award shall not be effective until any stockholder approval required under Section 162(m) of the Code to provide a full Federal income tax deduction has been obtained.

6.12.  Compliance with Section 409A.  This Plan shall at all times be administered and the provisions of this Plan shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the effective date of this Plan.

IN WITNESS WHEREOF, the undersigned has caused the Plan to be executed on behalf of the Company as of March 20, 2010.

WRIGHT MEDICAL GROUP, INC.

By:	/s/ Gary D. Henley
       Gary D. Henley
       President and Chief Executive Officer

Wright Medical Group, Inc.	5677 Airline Road, Arlington, Tennessee 38002	901-867-9971	www.wmt.com
April 15, 2010
Dear Stockholder:
It is a great pleasure to have this opportunity to provide you with our 2009 Annual Report and the Proxy Statement for our 2010 Annual Meeting of Stockholders. The Annual Report discusses our performance in 2009 as well as our business strategy for the future. The Proxy Statement provides you with information relating to the business to be conducted at our annual meeting on May 13, 2010.
YOUR VOTE IS IMPORTANT!
You can submit your proxy in one of two ways:
1.	Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries on a touch-tone telephone at any time and follow the instructions on the reverse side; or

2.	Complete, sign, date, and return your proxy card in the accompanying envelope.
Thank you for your continued interest in, and ownership of, Wright Medical Group, Inc.

Sincerely,

Gary D. Henley
President and Chief Executive Officer

PROXY	PROXY
WRIGHT MEDICAL GROUP, INC.
2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2010
THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS
     The 2010 Annual Meeting of Stockholders of Wright Medical Group, Inc. (the Company) will be held at the River Inn of Harbor Town, located at 50 Harbor Town Square, Memphis, Tennessee, on May 13, 2010, beginning at 8:00 a.m. (Central Time). The undersigned hereby acknowledges receipt of the combined Notice of 2010 Annual Meeting of Stockholders and Proxy Statement dated April 15, 2010, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the stockholders at the meeting.
     The undersigned hereby appoints Gary D. Henley, Lance A. Berry, and Thomas L. McAllister, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned’s proxy, all the shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any postponement or adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.
     The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.
(Continued and to be signed on the reverse side)

CONFIDENTIAL
2010 ANNUAL MEETING OF STOCKHOLDERS
OF
WRIGHT MEDICAL GROUP, INC.
May 13, 2010
PROXY VOTING INSTRUCTIONS
TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote by telephone until 11:59 PM EST the day before the meeting.
MAIL – Sign, date, and mail your proxy card in the envelope provided as soon as possible.
IN PERSON – You may vote your shares in person by attending the Annual Meeting.
COMPANY NUMBER
ACCOUNT NUMBER
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.wmt.com/proxy.
▼ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. ▼

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒
1.	To elect directors to serve on our Board of Directors for a term of one year.

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL NOMINEES EXCEPT (See instruction below.)

NOMINEES:	¡	Gary D. Blackford
	¡	Carmen L. Diersen
	¡	Martin J. Emerson
	¡	Lawrence W. Hamilton
	¡	Gary D. Henley
	¡	John L. Miclot
	¡	Amy S. Paul
	¡	Robert J. Quillinan
	¡	David D. Stevens
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL NOMINEES EXCEPT” and fill in the circle next to each nominee from whom you wish to withhold your vote as shown here: ●

CONFIDENTIAL
2.	To approve an amendment to our 2009 Equity Incentive Plan to increase by 700,000 the number of shares of our common stock available for awards thereunder.
☐          FOR               ☐          AGAINST               ☐           ABSTAIN
3.	To approve the material terms of our 2010 Executive Performance Incentive Plan for the purpose of enabling us to fully deduct for tax purposes compensation paid thereunder.
☐          FOR               ☐          AGAINST               ☐           ABSTAIN
4.	To ratify the selection of KPMG LLP as our independent auditor for 2010.
☐          FOR               ☐          AGAINST               ☐           ABSTAIN
With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.
THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED’S INSTRUCTIONS SET FORTH HEREIN. IF NO INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS DESCRIBED ABOVE.
To change the address on your account, please check the box at right and indicate your new address in the address space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.